Exhibit 99.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Agreement”) is made as of this      day of                  2010, by and among Lehman Brothers Holdings Inc., a Delaware corporation (“LBHI”), the LBHI subsidiaries listed on Schedule I hereto (the “Named LBHI Subsidiaries”), Aurora Bank FSB (f/k/a Lehman Brothers Bank, FSB), a federal savings bank and an indirect subsidiary of LBHI (“Aurora”), and Aurora Loan Services LLC, a Delaware limited liability company and a wholly-owned subsidiary of Aurora (“ALS”) (all of the foregoing collectively referred to as the “Parties” or in the singular as a “Party”).

WHEREAS, on September 15, 2008 (the “Filing Date”), LBHI filed a petition in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) commencing a case (the “LBHI Case,” and, collectively with the Chapter 11 cases of each of its affiliated entities that are currently pending before the Bankruptcy Court, the “Bankruptcy Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”);

WHEREAS, the Bankruptcy Cases are being jointly administered by the Bankruptcy Court;

WHEREAS, prior to the commencement of the Bankruptcy Cases, LBHI and/or one or more of the Named LBHI Subsidiaries entered into certain inter-company arrangements with Aurora and/or ALS, including arrangements regarding (a) the allocation of certain tax liabilities and benefits, (b) forward purchase arrangements regarding loans, (c) excess servicing fees, (d) servicing rights incident to master servicer and subservicer arrangements related to mortgage loans, (e) arrangements and undertakings regarding a reverse mortgage loan portfolio to be acquired by Aurora from Metropolitan Life Insurance Company (“MetLife”), and, further, Aurora asserts that LBHI and/or one of more of the Named LBHI Subsidiaries had entered into arrangements regarding (f) reimbursement incident to litigation and indemnification claims, (g) reverse mortgages, (h) trademarks, and (i) indemnification/reimbursement obligations on account of various third-party claims, including, without limitation, in respect of certain LBHI employees, professionals retained by LBHI, costs and expenses incurred incident to mortgage insurance claims and the like (the arrangements referred to in the foregoing clauses (a) through (i) collectively, the “Inter-Company Arrangements”);

Tax Claim

WHEREAS, Aurora is a federal savings bank subject to supervision and regulation by the Office of Thrift Supervision (the “OTS”);

WHEREAS, Aurora is a member of an affiliated group of corporations (the “Affiliated Group”) of which LBHI is the common parent, for federal and certain state and local tax purposes;

WHEREAS, the Affiliated Group has elected to file consolidated federal tax returns pursuant to section 1501, et seq., of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, Aurora participates with other members of the Affiliated Group in the filing of consolidated federal returns (the “Federal Consolidated Returns”) and in the filing of combined returns for certain states and localities for state and local tax purposes (the “State Combined Returns”);

WHEREAS, the OTS, in concert with other federal banking agencies, has issued an Interagency Policy Statement on Income Tax Allocation in a Holding Company Structure (the “Policy Statement”) setting forth certain requirements for intercompany tax allocations in cases where banking organizations and savings and loan associations that are subsidiaries of holding companies file income tax returns as members of a consolidated group;

WHEREAS, Aurora and LBHI are parties to a Tax Allocation Agreement, dated as of January 1, 2004 (the “TAA”);

WHEREAS, the TAA provides for Aurora to be included in the Federal Consolidated Returns and the State Combined Returns along with LBHI and other members of the Affiliated Group, and also allocates to Aurora certain federal, state and local tax liabilities and tax benefits to reflect the tax position Aurora would have been in had it filed its tax returns on a separate, and not consolidated or combined, basis;

WHEREAS, the TAA requires Aurora to pay to LBHI for each tax year an amount equal to the tax liability that Aurora would have incurred had it filed, for that year, a separate federal income tax return and separate state and local income tax returns in those states in which Aurora joined in the filing of State Combined Returns;

WHEREAS, the TAA further provides that “[s]hould the Bank [Aurora] incur Losses for income tax return purposes that it could utilize currently if it filed its return on a separate entity basis, it will record a current income tax benefit,” in which case Aurora “will be entitled to receive a refund from LBHI in an amount no less than the amount of the income tax benefit derived from such Losses,” and “[t]his refund shall be tendered to the Bank [Aurora] within a reasonable time of the date when the Bank [Aurora] would have filed its [own] return utilizing such [l]osses” and “regardless of whether the [consolidated or combined] Group is receiving a refund”;

WHEREAS, for tax years 2003, 2004, 2005, 2006 and 2007, Aurora had taxable income which would have resulted in substantial federal and state tax liabilities for Aurora had it filed separate income tax returns for those years;

WHEREAS, in accordance with the TAA, Aurora made payments to LBHI and established certain accounts payable to LBHI in amounts estimated at that time to reflect the separate return tax liabilities Aurora would have incurred for 2003, 2004, 2005, 2006 and 2007 had it filed separate federal income returns and separate state and local returns in those states in which it participated in the State Combined Returns;

WHEREAS, for the 2008 tax year, Aurora incurred tax losses that would have produced a substantial separate return net operating loss (“2008 NOL”) for Aurora for federal and state income tax purposes;

WHEREAS, it has been determined that the 2008 NOLs of the Affiliated Group will be carried back to the maximum extent permitted under applicable law (i.e., five years for federal income tax purposes), and that the amount that LBHI owes Aurora under the TAA will be correspondingly computed;

WHEREAS, for tax year 2009, Aurora has incurred a tax loss that will produce a substantial separate return net operating loss (the “2009 NOL”) for Aurora for federal and state income tax purposes;

WHEREAS, the taxable income of Aurora for federal income tax purposes for 2003, 2004, 2005, 2006 and 2007, was sufficient to fully utilize the 2008 NOL by way of carry back, as well as for state income tax purposes for those years in any states which would permit the carry back of the 2008 NOL to those years; and, therefore, had Aurora filed separate federal and state income tax returns, Aurora would be entitled to substantial tax refunds for pre-2009 tax years;

WHEREAS, Aurora and LBHI do not agree, among other things, on the interpretation and application of the TAA in certain respects, including the impact of the Bankruptcy Cases upon the parties’ obligations under the TAA;

WHEREAS, Aurora timely filed a claim against LBHI (the “Tax Claim”) in the Bankruptcy Cases relative to amounts payable to Aurora under the TAA, seeking, in addition to the cancellation of all accounts payable shown as owing by Aurora to LBHI for tax payments under the TAA, a cash payment from LBHI and a contingent claim with respect to the 2009 NOL and any future tax receivable it may accrue for later years;

WHEREAS, the Tax Claim also includes a claim for any other amounts due or that may become due in connection with the TAA, in each case as provided for under the TAA, or as may be required by the Policy Statement, applicable law or any other applicable documents;

WHEREAS, the parties recognize that a final determination of the amounts owed by LBHI to Aurora under the TAA, or that Aurora owes to LBHI, as the case may be, could be subject to a number of adjustments, depending on the outcome, among other things, of pending examinations of prior taxable years by certain taxing authorities and certain book or tax adjustments relating to the correct tax liabilities, or the correct liabilities under the TAA, of Aurora and LBHI for the relevant years;

MFA Claim

WHEREAS, Aurora and LBHI are parties to that certain Master Forward Agreement (together with the Annexes thereto, the “Master Forward Agreement”), dated January 1, 2008, pursuant to which LBHI agreed to purchase from Aurora all Loans (as defined in the Master Forward Agreement), whether funded or unfunded, on either a physical delivery basis or on a “net cash settlement” basis, all consistent with the Master Netting Agreement executed by Aurora and LBHI simultaneously therewith (the “Master Netting Agreement”);

WHEREAS, under the Master Netting Agreement, Aurora has the right to set off any obligation it has to LBHI against any LBHI obligation to Aurora (whether or not such obligations arise under the Master Netting Agreement);

WHEREAS, through a Joinder Agreement, dated August 1, 2008 (the “Joinder Agreement”), Lehman Commercial Paper Inc. (“LCPI”) and Luxembourg Residential Properties Loan Finance SARL (“Luxco”) joined in the Master Forward Agreement and posted collateral to Aurora to secure LBHI’s obligations under the Master Forward Agreement;

WHEREAS, under the Master Forward Agreement, the purchase price for the Loans, which include revolving credit facility agreements and term loan agreements governing domestic and non-U.S. consumer residential financing, commercial financing and student lending facilities, is generally equal to Aurora’s acquisition price, plus any incremental costs incurred by Aurora and any additional funding of principal, less principal payments, on account of the subject Loans;

WHEREAS, on September 14, 2008, Aurora sent a communication to LBHI, intended to be a notice pursuant to Section 2(a) of the Master Forward Agreement designating for sale to LBHI on September 15, 2008 all of the Loans that Aurora owned as of the close of business on September 12, 2008 (the “MFA Loan Portfolio”);

WHEREAS, LBHI did not purchase the MFA Loan Portfolio, which Aurora asserts constitutes an event of default under Section 7 of Annex B to the Master Forward Agreement, and, separately, that the commencement of the LBHI Case constitutes an event of default under Section 2.1 of the Master Netting Agreement;

WHEREAS, Aurora timely filed a claim against LBHI (the “MFA Claim”) in the Bankruptcy Cases in respect of amounts payable to Aurora under the Master Forward Agreement and the Master Netting Agreement, indicating total delinquent obligations of LBHI thereunder of approximately $2.192 billion as of November 30, 2008;

WHEREAS, to secure LBHI’s outstanding obligations to Aurora under the Master Forward Agreement, pursuant to Section 2 of Annex B thereto, Aurora was granted a first priority continuing security interest in, lien on and right of set-off against certain collateral, including (a) approximately $201 million outstanding principal amount of a commercial term loan owned by LCPI and $300 million outstanding principal amount of a commercial term loan owned by Luxo, all as more specifically described in and provided by the Joinder Agreement (such loans or any preferred equity or other collateral issued upon conversion of, or in substitution for, such bank debt and to which Aurora’s security interest, lien and right of set-off may attach, the “MFA Joinder Collateral”) and (b) certain mortgage servicing rights owned by LBHI (the “Pledged MSRs”), for which, in each case, Aurora had timely filed UCC-1 financing statements;

WHEREAS, Aurora has claimed that (a) LCPI and Luxco are required to deliver to Aurora any payments received on account of the MFA Joinder Collateral and (b) LBHI is required to deliver to Aurora all income on the Pledged MSRs;

WHEREAS, LBHI, LCPI and Luxco may have various defenses and voidable preference arguments that they may make with respect to the MFA Claim and to Aurora’s claim to the MFA Joinder Collateral and the Pledged MSRs;

RFC Servicing Rights Claims

WHEREAS, on or about March 10, 2008, LBHI purchased certain servicing and master servicing rights (the “RFC Servicing Rights”), all right, title and interest in which, pursuant to that certain Agreement entered into among Aurora, ALS, LBHI and Lehman Brothers Bancorp Inc. (“Bancorp”), dated as of February 27, 2009 (the “February 2009 Agreement”), LBHI assigned to Aurora, as a contribution by Bancorp to Aurora’s capital, which Aurora, in turn, transferred and conveyed to ALS. In this regard, LBHI, Bancorp, Aurora and ALS ascribed a value to the RFC Servicing Rights of approximately $88.5 million based upon independent third-party appraisals of the valuation of the RFC Servicing Rights prepared as of December 31, 2008 (the “RFC Servicing Rights Valuation”);

WHEREAS, thereafter the parties to the February 2009 Agreement realized and acknowledged that the value ascribed to the RFC Servicing Rights in the RFC Servicing Rights Valuation was overstated in that the valuation of the RFC Servicing Rights did not take into consideration certain prioritization provisions in the servicing agreements, and that the RFC Servicing Rights were worth considerably less than $88.5 million, resulting in less capital being contributed to Aurora pursuant to the February 2009 Agreement than intended by the parties thereto. For purposes of this Agreement, the shortfall between the value of the RFC Servicing Rights asserted in the February 2009 Agreement and the actual value of the RFC Servicing Rights subsequently determined shall be referred to as the “RFC Servicing Rights Shortfall Amount”;

WHEREAS, Aurora timely filed a claim against LBHI (the “Aurora SR Claim”) in the Bankruptcy Cases for the RFC Servicing Rights Shortfall Amount, with the Aurora SR Claim further seeking recovery on account of the foregone servicing fees that Aurora or ALS would have received on account of the RFC Servicing Rights but for the unusual restrictions imposed upon ALS’ ability to receive servicing fees with respect to the mortgage loans related to the RFC Serving Rights. In this regard, ALS also timely filed a claim against LBHI (such claim, together with the Aurora SR Claim, the “RFC Servicing Rights Claims”) in the Bankruptcy Cases on account of such foregone servicing fees;

Excess Servicing Fees Claims

WHEREAS, prior to the commencement of the LBHI Case, the accounting departments at Aurora and ALS were directed by LBHI to deliver to LBHI all “excess servicing fees” that would otherwise have been retained by Aurora and/or ALS;

WHEREAS, in a motion filed in the Bankruptcy Cases on February 11, 2009, LBHI stated that, as servicing rights owner, it calculated the excess servicing fees, in essence, by deducting from the aggregate servicing fees received by ALS pursuant to the terms of the related servicing agreements the aggregate sum of (a) the reasonable costs and expenses incurred by

ALS during the preceding month in servicing loans it was appointed to service by LBHI (the “Monthly Costs”) and (b) an amount equal to 10% of the Monthly Costs;

WHEREAS, pursuant to the February 2009 Agreement, LBHI transferred to Aurora all of LBHI’s rights, title and interest in and to the excess servicing fees for the period from August 2008 to February 2009, subject to adjustment for final determination of the amount for the January and February 2009, without addressing the parties’ entitlement to any excess servicing fees paid prior to August 2008;

WHEREAS, pursuant to a certain agreement entered into in March 2009 (the “March 2009 Agreement”), LBHI transferred to Aurora all of LBHI’s right, title and interest in and to the excess servicing fees for the month of March 2009, without addressing the parties’ entitlement to any excess servicing fees paid prior to August 2008;

WHEREAS, as the February 2009 Agreement and the March 2009 Agreement each failed to address the parties’ entitlement to excess servicing fees prior to August 2008, Aurora and ALS each timely filed a claim against LBHI (together, the “Excess Servicing Fee Claims”) in the Bankruptcy Cases for the amount of approximately $320.6 million in connection with all “excess servicing fees” paid to LBHI by ALS prior to August 2008;

WHEREAS, the Excess Servicing Fee Claims include a claim against LBHI in an unliquidated amount in connection with the float earnings related to custodial accounts and advances that were remitted by Aurora and/or ALS to LBHI in connection with (a) the servicing agreements in which ALS was the named servicer and (b) the “government-sponsored enterprise” (or “GSE”) accounts for which LBHI was the named servicer and ALS was the named sub-servicer;

Master Servicer Claims

WHEREAS, ALS is the master servicer with respect to approximately 20 mortgage loan securitization trusts that were created by LBHI, for which either ALS or GMAC ResCap acts as the servicer;

WHEREAS, as master servicer, ALS is required, subject to certain conditions, to advance funds to the applicable securitization trusts if payments by the respective mortgagors are not received on a timely basis, and is to be subsequently reimbursed on account of such advances when the respective mortgagors make their applicable periodic mortgage payments;

WHEREAS, prior to the commencement of the Bankruptcy Cases, ALS had, as master servicer, made advances on account of principal and interest payments to the securitization trusts in respect of the mortgage loans held thereunder, regarding which Aurora asserts that LBHI had committed to pay ALS interest thereon for so long as such advances remained outstanding;

WHEREAS, Aurora and ALS each timely filed a claim against LBHI (together, the “Master Servicer Claims”) in the Bankruptcy Cases for all unpaid interest owing to Aurora and/or ALS related to the advances;

Subservicer Claims

WHEREAS, LBHI is the named servicer and ALS is the subservicer with respect to certain whole mortgage loans and securitizations that were sold to Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and other government-sponsored entities (collectively, with Fannie Mae and Freddie Mac, the “Agencies”);

WHEREAS, Aurora and ALS assert that ALS, as subservicer, made various principal, interest and other advances in respect to such loans and securitization trusts at LBHI’s direction (even though, in some instances, ALS was not contractually obligated to make such advances) in reliance upon a commitment made by LBHI prior to the commencement of the Bankruptcy Cases to pay ALS interest thereon for so long as such advances remained outstanding;

WHEREAS, as of the date hereof, LBHI has not made certain interest payments incident to the outstanding advances made by ALS, as subservicer, in respect of the applicable whole mortgage loans and securitizations;

WHEREAS, Aurora and ALS each timely filed a claim against LBHI (together, the “Subservicer Claims”) in the Bankruptcy Cases on account of the unpaid interest owed by LBHI in respect of the advances made by ALS;

WHEREAS, because Fannie Mae, Freddie Mac and other applicable government-sponsored entities periodically declined to reimburse certain advances that were made by ALS on the relevant loans for various reasons, including reasons that Aurora and ALS assert were within LBHI’s control, the Subservicer Claims also include a claim against LBHI on account of such unreimbursed advances;

Trademark Claim

WHEREAS, although Aurora asserts that LBHI had agreed to transfer the ownership rights to various trademarks to Aurora prior to the commencement of the Bankruptcy Cases, LBHI has not done so, and, accordingly, Aurora timely filed a claim against LBHI (the “Trademark Claim”) in the Bankruptcy Cases in an unliquidated amount for the value of such trademarks;

Litigation Claims

WHEREAS, Aurora and/or ALS has been named as a defendant in the following pending lawsuits in which the plaintiffs seek the avoidance and recovery of funds that allegedly were transferred to ALS in response to repurchase claims that Aurora asserts were made by ALS on behalf of LBHI: (a) Lattig v. Aurora Bank FSB and Aurora Loan Services, LLC (In re First Magnus Financial Corporation), Adv. Pro. No. 09-ap-00957-JMM (Bankr. D. Ariz.) (the “Magnus Lawsuit”) and (b) Official Committee of Unsecured Creditors of Aegis Mortgage

Corporation v. Lehman Brothers Bank, FSB, et al. (In re Aegis Mortgage Corporation), Adv. Pro. No. 09-51938-BLS (Bankr. D. Del.) (not yet served) (the “Aegis Lawsuit”);

WHEREAS, Aurora has also been named as defendant in Federal Home Loan Bank of Pittsburgh v. Lehman Brothers Holdings Inc., et al. (In re Lehman Brothers Holdings Inc.), Adv. Pro. No. 09-01393-JMP (Bankr. S.D.N.Y.) (the “FHLB Lawsuit”), in which the plaintiff claims that LBHI failed to segregate certain collateral and seeks recovery against Aurora, among others, of such collateral;

WHEREAS, ALS has been named as a defendant in MidCountry Bank v. Aurora Loan Services, LLC, Case No. 2009cv369 (in Douglas County District Court, in the State of Colorado) (the “Midcountry Lawsuit”), a lawsuit which alleges (a) breach of that certain Servicing Agreement between MidCountry Bank and ALS, dated as of July 30, 2007, and (b) negligent misrepresentation by ALS in connection with LBHI’s sale of mortgage loans to MidCountry;

WHEREAS, each of Aurora and/or ALS may be named as defendants in other lawsuits in the future wherein plaintiffs may seek to hold Aurora and/or ALS liable for obligations of LBHI or which Aurora may assert were LBHI’s obligations;

WHEREAS, Aurora and ALS each timely filed a contingent claim against LBHI in the Bankruptcy Cases for all amounts Aurora and/or ALS, as the case may be, is obligated to pay and all damages Aurora and/or ALS, as the case may be, otherwise suffers as a result of adverse judgments, settlements, or otherwise arising from or as a result of such lawsuits, and any future litigation that may be commenced against Aurora and/or ALS where LBHI may be the party, if any, ultimately liable (in whole or in part) to the plaintiff, including the fees and expenses of counsel and other professionals retained by Aurora and/or ALS in defense of such lawsuits; such claims as may result from such lawsuits and any future litigation shall be referred to herein, collectively, as the “Litigation Claims.” For purposes of this Agreement, “Litigation Claims” shall not include or otherwise refer to any lawsuits, litigation or claims, contingent or otherwise, related to the Indemnification Claim, the MetLife Claim, the Ginnie Mae Claim, the Former LBHI Employee Claims, the Professional Fee Claim or the Mortgage Insurance Claim (each as defined below);

WHEREAS, the Magnus Lawsuit and the Midcountry Lawsuit have been settled by Aurora or ALS prior to the date hereof (the “Settled Lawsuits”) while the Aegis Lawsuit and FHLB Lawsuit remain pending (the Litigation Claims exclusive of the Settled Lawsuits being the “Pending Litigation Claims”);

Indemnification Claim

WHEREAS, Aurora and ALS, on the one hand, and LBHI, on the other, are parties to various agreements pursuant to which (among other things) LBHI is obligated to indemnify and hold Aurora harmless from various losses, costs and damages Aurora and/or ALS may suffer, and Aurora and ALS timely filed contingent claims against LBHI in the Bankruptcy Cases for all such losses, costs and damages for which Aurora and ALS do not actually receive indemnification from LBHI pursuant to any operative agreement under which LBHI is obligated to indemnify Aurora or ALS, or pursuant to any indemnification obligation of LBHI that arises under applicable law (the “Indemnification Claim”);

Ginnie Mae Claim

WHEREAS, prior to the commencement of the Bankruptcy Cases, LBHI had issued certain reverse mortgages that were guaranteed by the Government National Mortgage Association (“Ginnie Mae”);

WHEREAS, given the nature of reverse mortgages, the loan balance outstanding in respect of each reverse mortgage continues to increase over time as the applicable mortgagor makes additional draws thereon (each of which is referred to as a “participation balance”) and interest accretes with respect thereto;

WHEREAS, as the issuer, LBHI is required to fund all participation balances, and is responsible for all interest accruals on such participation balances, which interest accruals are added to the applicable participation balance;

WHEREAS, Aurora asserts that Aurora funded such participation balances on LBHI’s behalf, with the expectation that LBHI would purchase such participation balances from Aurora;

WHEREAS, to date, LBHI has both not purchased the participation balances from Aurora and not funded the interest accruals on account of the participation balances, and, as a result, Aurora has funded all participation balances and interest accruals in respect of those reverse mortgages;

WHEREAS, Aurora timely filed a claim against LBHI (the “Ginnie Mae Claim”) on account of the participation balances incident to the reverse mortgages not purchased by LBHI as intended by Aurora, which aggregated $29.9 million as of the date such claim was filed in the Bankruptcy Cases, and also sought any additional amounts thereafter funded by Aurora for participation balances or interest accruals;

MetLife Claim

WHEREAS, prior to the commencement of the Bankruptcy Cases, in reliance on the Master Forward Agreement, Aurora entered into a forward purchase agreement (the “MetLife Agreement”) with MetLife obligating Aurora to purchase up to $200 million of reverse mortgage loans from MetLife;

WHEREAS, Aurora asserts that as a direct result of LBHI’s default under the Master Forward Agreement, Aurora may have some liability on account of its obligations under the MetLife Agreement;

WHEREAS, Aurora timely filed a claim against LBHI (the “MetLife Claim”) in the Bankruptcy Cases for all losses, costs and damages that it suffers from any and all claims and causes of action that MetLife may assert against Aurora in connection with Aurora’s obligations under the MetLife Agreement, including the fees and expenses of counsel and other professionals Aurora retains to address any such claims and causes of action;

Former LBHI Employee Claim

WHEREAS, although certain former employees of LBHI have asserted, or may assert, claims against Aurora on account of various payments (including guaranteed incentive bonus payments), Aurora believes that any such claims are the obligations of LBHI, and has asserted that LBHI is obligated to indemnify Aurora on account of such claims under applicable law;

WHEREAS, Aurora timely filed a claim against LBHI (the “Former LBHI Employee Claim”) in the Bankruptcy Cases for all losses, costs and damages that Aurora may suffer, including the fees and expenses of counsel and other professionals retained by Aurora, on account of such claims;

Professional Fee Claim

WHEREAS, certain professionals that Aurora asserts have rendered services to LBHI have asserted or may assert that Aurora is obligated to pay their unpaid fees and expenses relative to such work, and, accordingly, Aurora timely filed a claim against LBHI (the “Professional Fee Claim”) in the Bankruptcy Cases on account of any payments Aurora makes to professionals for services that were rendered for LBHI’s benefit;

Mortgage Insurance Claim

WHEREAS, prior to the commencement of the Bankruptcy Cases, LBHI purchased and securitized certain mortgage loans and, in connection with the securitization process, ALS would, in some circumstances, arrange for the procurement of mortgage insurance that Aurora and/or ALS asserts was arranged on behalf of LBHI, as owner of the loans, with respect to such loans;

WHEREAS, certain insurers have now purported to rescind or cancel coverage on account of alleged misrepresentations made by LBHI in connection with the procurement of the mortgage insurance, and ALS has incurred significant costs seeking to maintain the insurance and in opposing such insurers’ efforts to rescind or cancel insurance coverage;

WHEREAS, ALS timely filed a claim against LBHI (the “Mortgage Insurance Claim”) in the Bankruptcy Cases for all costs Aurora incurred in connection with such insurers’ efforts to rescind or cancel insurance coverage due to LBHI’s alleged misrepresentations, and for any damages ALS suffers as a result of an insurer successfully rescinding or cancelling coverage due to LBHI’s alleged misrepresentations, or losses ALS incurs as a result of any claims by third parties, including mortgage insurance companies and investors, regarding such mortgage insurance coverage, other than losses incurred due to servicing errors by ALS;

LBSF Claim

WHEREAS, LBSF and Aurora entered into that certain 1992 (Multicurrency – Cross Border) ISDA Master Agreement, dated as of September 1, 1999 (together with the Schedule thereto and the Confirmations entered into thereunder and made a part thereof, as amended from time to time, the “ISDA Master Agreement”);

WHEREAS, LBSF and Aurora entered into various interest rate swaps governed by the ISDA Master Agreement (collectively, the “LBSF Transactions”);

WHEREAS, Aurora asserts that an event of default has occurred and is continuing with respect to LBSF under Section 5(a)(vii) of the ISDA Master Agreement, and, as a consequence, asserts that LBSF is a “Defaulting Party” under and for purposes of the ISDA Master Agreement;

WHEREAS, as a result of LBSF’s default under the ISDA Master Agreement, Aurora, by letter dated March 27, 2009, terminated the LBSF Transactions and designated March 27, 2009 as the “Early Termination Date” for purposes of the ISDA Master Agreement;

WHEREAS, although a statement of calculations regarding the amount payable under Section 6(e) of the ISDA Master Agreement has not yet been agreed upon by Aurora and LBSF, Aurora asserts that it has a claim for approximately $118 million on account of the Early Termination Date designation under the ISDA Master Agreement (the “LBSF Claim”);

745 LLC Claims

WHEREAS, 745 Special Assets LLC is a wholly owned subsidiary of Bancorp (“745 LLC”) with which both Aurora and LBHI have entered into various transactions;

WHEREAS, Aurora has recorded accounts payable and accounts receivable with 745 LLC which produce a net account receivable of Aurora against 745 LLC as of March 31, 2010 of $46.9 million (the “745 LLC Net Claim”);

WHEREAS, LBHI has recorded accounts payable and accounts receivable with 745 LLC which produce a net account receivable of LBHI against 745 LLC as of March 31, 2010 of approximately $16.3 million;

WHEREAS, 745 LLC may not have sufficient assets to pay off all of its obligations and LBHI and Aurora disagree as to the relative priority of their claims against 745 LLC;

Other Inter-Company Transactions

WHEREAS, in addition to the Inter-Company Arrangements, Aurora and/or ALS or other subsidiaries of Aurora have been parties to certain other inter-company transactions or arrangements with LBHI and/or certain of LBHI’s subsidiaries (collectively, the “Other Inter-Company Transactions,”), including, without limitation, transactions related to certain restricted stock units issued by LBHI for the benefit of Aurora personnel (the “RSUs”); provided, however, that the “Other Inter-company Transactions” shall exclude any transactions with or involving BNC Mortgage LLC;

WHEREAS, LBHI asserts that as of March 31, 2010 certain amounts are due and owing to LBHI or subsidiaries of LBHI by one or more of Aurora and/or ALS or other subsidiaries of Aurora as a result of the Other Inter-Company Transactions (collectively, the “Aurora Payables”), including, without limitation, amounts accrued by Aurora as payable to LBHI for the RSUs, amounts payable on account of certain services (the “TSA Services”) performed by Barclays Capital Inc. or its affiliates on behalf of LBHI for the benefit of Aurora and/or ALS and amounts payable for certain “back office” or administrative or like services performed by LBHI on behalf of Aurora, and Aurora disputes that it is obligated to make all such payments;

WHEREAS, Aurora asserts that as of March 31, 2010 certain amounts are due and owing by LBHI to Aurora, ALS or other subsidiaries of Aurora on account of certain Other Inter-Company Transactions (collectively, the “LBHI Payables”), including, without limitation, advances made by Aurora for LBHI’s account to fund claims asserted based on breaches of representations and warranties made by or on behalf of LBHI in connection with LBHI’s sale of mortgage loans, which advances LBHI disputes that it is obligated to pay Aurora for;

Repurchase Facility

WHEREAS, Aurora, as seller, and LBHI, as buyer, entered into that certain Master Repurchase Agreement, dated as of March 16, 2009 (as amended from time to time, the “Repurchase Facility”);

Bridge Facility

WHEREAS, Aurora, through ALS, acts as a mortgage loan servicer for securitization transactions where the servicer is required to make monthly advances of principal and interest, or for maintenance and collection of the mortgage loans and related real-estate owned (collectively, the “Advances”);

WHEREAS, on October 1, 2009, Aurora entered into a revolving bridge financing facility (the “Bridge Facility”) with LBHI, as lender, secured by the Advance receivables, pursuant to which LBHI made available up to $500 million to Aurora Advance Receivables I LLC, a special purpose entity wholly-owned by ALS and established as a subsidiary of Aurora, as borrower, to finance various Advances of principal and interest and corporate and escrow payments;

Settlement

WHEREAS, the MFA Claim, the Tax Claim, the Excess Servicing Fee Claims, the RFC Servicing Rights Claims, the Ginnie Mae Claim, the Master Servicer Claims, the Subservicer Claims, the Met Life Claim, the Trademark Claim, the Litigation Claims, the Former LBHI Employees Claim, the Professional Fee Claim, the Mortgage Insurance Claim, the LBSF Claim, the 745 LLC Net Claim, and claims by Aurora or its subsidiaries (other than BNC Mortgage

LLC) against LBHI or its subsidiaries made on account of Other Inter-Company Transactions, including the LBHI Payables, as well as the claims made by LBHI or its subsidiaries (other than Aurora and its subsidiaries) against Aurora or its subsidiaries (other than BNC Mortgage LLC), including the Aurora Payables, shall be referred to herein, collectively, as the “Claims”; and

WHEREAS, except as otherwise provided herein, the Parties desire to resolve and settle on the terms and conditions set forth herein the Claims and (i) such other claims of Aurora and/or ALS or their subsidiaries (other than BNC Mortgage LLC) against LBHI to the extent that any such claims are known to Aurora and/or ALS as of the date hereof and arise out of or by reason of any actions, omissions or events occurring, or circumstances existing, on or prior to March 31, 2010 and (ii) such other claims of LBHI and its subsidiaries (other than Aurora and its subsidiaries) against Aurora and/or ALS or their respective subsidiaries (other than BNC Mortgage LLC) to the extent that any such claims are known to LBHI or its subsidiaries (other than Aurora and its subsidiaries) as of the date hereof and arise out of or by reason of actions, omissions or events occurring, or circumstances existing, on or prior to March 31, 2010.

NOW, THEREFORE, in consideration of the undertakings, agreements and other consideration provided for herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows, subject to the required approvals of the Bankruptcy Court and the OTS and satisfaction of the other conditions set forth in Section 9 hereof:

1. Tax Allocations/TAA.

(a) Resolution of Tax Liabilities for the Pre-2010 Taxable Years.

(i) In full satisfaction of all amounts owing and obligations arising under the TAA between LBHI and its subsidiaries (other than Aurora and its subsidiaries), on the one hand, and Aurora and its subsidiaries, on the other hand, for the taxable years ended before January 1, 2010 (the “Pre-2010 Taxable Years”), the following shall occur on the Closing Date (as defined in Section 9 below): all accounts payable owing by Aurora to LBHI for payments under the TAA shall be cancelled, and LBHI shall pay Aurora $218.9 million (the “Tax Payment Amount”), which amount is included in and forms part of the Settlement provided for in Section 2(a) below). Such cancellation and payment shall be in full and final satisfaction of all rights and obligations between the Parties (together with their subsidiaries) with respect to federal, state and local tax liabilities (including any and all liabilities under the TAA or otherwise) reported or reportable on Federal Consolidated Returns or State Combined Returns that were filed or required to be filed for Pre-2010 Taxable Years, and the TAA shall thereupon be deemed terminated in full without liability on the part of any party in connection with such termination, other than any liability for obligations arising under this Agreement (including, without limitation, those set forth in Sections 1(a)(ii) and 1(b) below).

(ii) For the avoidance of doubt, the Parties agree that the satisfaction of rights and obligations, and the termination of the TAA, all as described in Section 1(a)(i) above, shall have the following consequences, among others: (A) except as provided in (B), (C) and (D) of this Section 1(a)(ii), no additional payments shall be due from or to Aurora with respect to taxes (including amounts payable under the TAA) relating to Federal Consolidated Returns and State Combined Returns for Pre-2010 Taxable Years, including any such payment obligations that might otherwise arise under the TAA as a result of any adjustments from any pending or future examinations of Pre-2010 Taxable Years by any taxing authority, (B) if Aurora shall be required to pay any additional amounts to a tax authority with respect to taxes that are the subject of the TAA, LBHI shall, subject to Section 6(c), reimburse Aurora for such amounts, including, without limitation, any taxes due and owing, together with any costs, expenses, penalties, fines, charges, and any reasonable attorneys’ and other professional fees and expenses incurred by Aurora in connection therewith, (provided that Aurora promptly notifies LBHI of any asserted liability and gives LBHI a reasonable opportunity to defend and challenge such asserted liability, with the reasonable cooperation of Aurora), (C) any refund or credit received by Aurora or its subsidiaries of taxes reported on Federal Consolidated Returns or State Combined Returns for Pre-2010 Taxable Years that are the subject of the TAA shall be promptly remitted to LBHI, and (D) Aurora shall be required to pay, and shall be entitled to receive and retain, any deficiencies, or refunds, of taxes reported or reportable on state or local tax returns that were filed or required to be filed by Aurora on a separate basis (including with its subsidiaries) and not on a combined basis with LBHI or any of the LBHI group (other than Aurora’s own subsidiaries).

(b) Execution of New Tax Allocation Agreement. Aurora and LBHI have agreed upon the material terms of a new tax allocation agreement, the form of which is attached as Exhibit A(the “New TAA”). The New TAA is intended, among other things, to (i) be effective for the taxable year beginning January 1, 2010, and for all subsequent taxable years in which Aurora is included in the Federal Consolidated Returns or any State Combined Returns with LBHI and other members of the Affiliated Group, (ii) provide that any 2009 NOL in excess of $255,541,519 is carried forward (and such excess shall not be treated as carried back to Pre-2010 Taxable Years) for purposes of the New TAA, in recognition that the first $255,541,519 of estimated 2009 NOL was treated as carried back for purposes of computing the Tax Payment Amount with respect to the Pre-2010 Taxable Years, (iii) provide for payments from Aurora to LBHI, and remittances from LBHI to Aurora, as if Aurora (together with its subsidiaries, to the extent applicable) filed a separate tax return for federal, state and local tax purposes, such payments and remittances to be made on the same basis as provided in Section 5 of the TAA, (iv) provide that in calculating 2010 and future taxable income, Aurora’s tax attributes as of January 1, 2010 will be calculated in a manner consistent with the tax accounting workpapers that support Aurora’s financial statements as of December 31, 2009, based on which the Tax Payment Amount was determined (regardless of any adjustment to Pre-2010 Taxable Years by any taxing authority or Aurora that would have an effect on post-2009 taxable years); (v) provide that, upon a deconsolidation of Aurora as a result of which Aurora and its subsidiaries are no longer required or permitted to join in the Federal Consolidated Returns or any State Combined Returns, the New TAA shall terminate and no other amounts shall be payable under the New TAA with respect to Federal Consolidated Returns and State Combined Returns, except with respect to any amount due to or from Aurora as of the date of deconsolidation, and (vi) shall contain terms that, except as otherwise provided herein, are substantially the same as the terms of the TAA. In this regard, the Approval Order shall provide that, on the Effective Date, the New TAA, will be effective and binding upon the parties for all purposes in the Bankruptcy Cases.

2. Resolution of the Settled Claims.

(a) The Settlement. In settlement and resolution of (i) all claims, obligations and liabilities of the respective Parties under each of the operative documents giving rise to the MFA

Claim (such operative documents to which Aurora and/or ALS, on the one hand, and LBHI and/or certain of LBHI’s subsidiaries, on the other, are parties, together with any and all related agreements and instruments by and between Aurora and/or ALS, on the one hand, and LBHI or any of its subsidiaries, on the other, the “MFA Claim Operative Documents”), (ii) each of the Tax Claim, the Excess Servicing Fee Claims, the RFC Servicing Rights Claims, the Master Servicer Claims, the Subservicer Claims and the Trademark Claim, (iii) the obligations of Aurora represented by the accounts payable of Aurora and ALS to LBHI identified on Schedule II, which Aurora has treated as netted against LBHI’s obligation under the MFA as of March 31, 2010, and (iv) any counter claims or cross-claims LBHI or its subsidiaries may have against Aurora and/or ALS arising out of the arrangements and transactions giving rise to MFA Claim, the Tax Claim, the Excess Servicing Fee Claims, the RFC Servicing Rights Claims, the Master Servicer Claims, the Subservicer Claims and the Trademark Claim (the items referred to in the foregoing clauses (i), (ii), (iii) and (iv) collectively, the “Settled Claims”) and in consideration of the Parties entering into the covenants contained in Sections 1, 3 and 4, LBHI and/or one or more of the Named LBHI Subsidiaries, as applicable, shall on the Closing Date, unless otherwise agreed to in writing by the Parties, effectuate the following, all of which together constitute and are referred to herein as the “Settlement”).

(A) LBHI or a Named LBHI Subsidiary (other than 745 LLC) shall pay (divided among LBHI and such Named LBHI Subsidiaries as they may determine) to Aurora cash in the amount of $577 million, less the $100 million that LBHI contributed to the capital of Aurora in December 2009, both on account of the RFC Servicing Rights Shortfall Amount and as additional capital to Aurora, pursuant to the order of the Bankruptcy Court entered on December 17, 2009 (the “December 2009 Order”) granting LBHI’s Motion, Pursuant to Section 105(a) and 363 of the Bankruptcy Code and Rule 6004 of the Bankruptcy Rules, For Authorization to Make a Capital Contribution to Aurora Bank.

(B) LBHI shall transfer to ALS all right, title and interest of LBHI in and to the private residential mortgage servicing rights (i.e., those not with a government sponsored entity) identified on Schedule A attached hereto (which include the Pledged MSRs) (collectively, the “Private Servicing Rights”), free and clear of all liens and encumbrances, except as otherwise reasonably acceptable to Aurora, and excluding from such transfer any and all liabilities resulting from or arising out of such Private Servicing Rights on or prior to the transfer date. The Private Servicing Rights shall have a fair market value as of the Valuation Date (as defined in Section 2(b) below), as determined by an independent appraiser reasonably acceptable to each of Aurora and LBHI in a written appraisal delivered to Aurora and LBHI, of $134 million To the extent that the Final Valuation (as defined in Section 2(b) below) of the Private Servicing Rights is less than $134 million, LBHI shall pay to Aurora the amount of any such deficiency in immediately available funds on the Closing Date.

(C) LBHI shall transfer to Aurora all right, title and interest of LBHI in and to the portfolio of residential mortgage loans owned by LBHI on the Closing Date and identified on the schedule previously agreed to by LBHI and Aurora (collectively, the “Residential Mortgage Loans”), together with any servicing agreements relating thereto, free and clear of all liens and encumbrances, except as otherwise reasonably acceptable to Aurora; provided that each of the Residential Mortgage Loans shall be less than 30 days delinquent as of the date of transfer and shall not be subject to any restrictions by LBHI on sales or transfers by Aurora. The Residential Mortgage Loans shall have a fair market value as of the Valuation Date, as determined by an independent appraiser reasonably acceptable to each of Aurora and LBHI in a written appraisal delivered to Aurora and LBHI, of $46 million. To the extent that the Final Valuation of such Residential Mortgage Loans is more than $46 million, Aurora shall select from among the Residential Mortgage Loans those to be transferred to Aurora having a value as so determined of $46 million, and, to the extent that the Final Valuation of such Residential Mortgage Loans is less than $46 million, LBHI shall pay to Aurora the amount of any such deficiency in immediately available funds on the Closing Date.

(D) LBHI shall transfer to Aurora all right, title and interest of LBHI in and to the Series 2006-1 Variable Funding Senior Notes, Class A-1 dated as of December 20, 2006, issued by Sonic Industries Services, Inc. and co-issuers, in the maximum original principal amount of $100,000,000 of which $87,000,000 is outstanding (the “Sonic Note”), free and clear of all liens and encumbrances, except as otherwise acceptable to Aurora; provided, however, that the Sonic Note shall have a fair market value as of the Valuation Date, as determined by an independent appraiser reasonably acceptable to each of Aurora and LBHI in a written appraisal delivered to Aurora and LBHI, of not less than $82 million and provided further that, to the extent that the Final Valuation of the Sonic Note is less than $82 million, LBHI shall pay to Aurora the amount of any such deficiency in immediately available funds on the Closing Date.

(E) LBHI shall transfer to Aurora by special warranty deed all right, title and interest of LBHI in and to that certain 5.28 acre parcel of land located on the west side of Park Meadows Drive, north of 10350 Park Meadows Drive, in unincorporated Douglas County, Colorado, legally described as Lot 2A, OmniPark Filing No. 1, 3rd Amendment, according to the recorded plat thereof, Douglas County, Colorado, with such transfer of title to be free of all liens and encumbrances except as otherwise reasonably acceptable to Aurora.

(F) LBHI shall transfer to ALS all right, title and interest of LBHI in and to all residential mortgage servicing rights (including any mortgage servicing agreements under which LBHI has any such rights) with a government sponsored entity (“GSE”) (either for loans directly owned by a GSE or held in a securitization sponsored by a GSE) owned by LBHI on the Closing Date but only if the loans subject to such mortgage servicing rights are currently being serviced by ALS, either as master servicer, servicer or subservicer (the “GSE Servicing Rights”), free of all liens and encumbrances except as otherwise agreed by Aurora. The Parties valued the GSE Servicing Rights owned by LBHI as of October 31, 2009 at $145 million. ALS shall assume all obligations of LBHI under the GSE Servicing Rights (including any such mortgage servicing agreements), provided that ALS shall not assume, and LBHI shall, subject to Section 6(c), indemnify and hold Aurora and ALS harmless against, any liabilities resulting from or arising out of (1) the sale of such loans by LBHI to the applicable GSE (including, without limitation, any repurchase, indemnification or retained loss obligations of LBHI) or (2) any such mortgage servicing agreements on or prior to the effective date of the transfer of such mortgage servicing agreements to Aurora or ALS. The transfer of the GSE Servicing Rights s by LBHI, and the acceptance and assumption thereof by ALS, shall be subject to the approval of the appropriate GSE; provided, however, that in the event that the applicable GSE, by the Closing Date, shall not have approved such transfer or shall have objected to the transfer of any such mortgage servicing rights to ALS, LBHI on the Closing Date shall transfer and assign to ALS all income attributable to or derived from such excluded mortgage servicing rights from and after the Closing Date and continuing for so long as ALS shall continue to provide the servicing in respect thereof and, if the GSE shall after the Closing Date approve the transfer of any previously excluded mortgage servicing right, LBHI shall thereupon transfer such mortgage servicing right to ALS and the assignment of income shall terminate.

(G) LBHI shall transfer and assign to Aurora, or its designee, all right, title and interest of LBHI in and to the trademarks and other intellectual property, including domain names, identified on Schedule III hereto, free and clear of all liens and encumbrances, except as otherwise reasonably acceptable to Aurora.

(b) Valuation. With respect to the valuation of the group of assets that, in each case, collectively constitute (i) the Private Servicing Rights, (ii) the Residential Mortgage Loans, (iii) the Sonic Note, and (iv) the GSE Servicing Rights (such group of assets, in each case, shall be referred to as the “Appraised Assets”), as required in Section 2(a) hereof, the Parties have heretofore agreed on the independent appraiser to be engaged to perform the valuation of each group of Appraised Assets. In this regard, each of such independent appraisers has, prior to the date hereof, performed its preliminary appraisal of the relevant group of Appraised Assets and delivered same to Aurora and LBHI. In connection with the closing of the Settlement, the Parties hereby agree that, upon entry of the Approval Order by the Bankruptcy Court, Aurora and LBHI shall instruct each of the independent appraisers to update its appraisal of the applicable group of Appraised Assets as of the last business day of the month prior to the Closing Date (the “Valuation Date”), and, in each case, to deliver its final appraisal of the applicable group of Appraised Assets to Aurora and LBHI by a date no later than 14 days after the entry of the Approval Order by the Bankruptcy Court. The Parties hereby further agree that the final appraisal of each group of Appraised Assets (as to each such group of Appraised Assets, the “Final Valuation”) shall, in each case, be binding upon the Parties for purposes of the Settlement and the determination as to the amount, if any, to be paid to Aurora in immediately available funds to the extent that the Final Valuation of any such group of Appraised Assets is less than the value required in respect of such group of Appraised Assets pursuant to Section 2(a) hereof.

(c) Allocation of the Settlement. The Parties agree that such portion of the Settlement transferred to Aurora and/or ALS pursuant to Section 2(a) above (other than the $100 million transferred to Aurora as capital pursuant to the December 2009 Order) shall be allocated first to Aurora in satisfaction of the Tax Payment Amount, with such portion of the balance of such Settlement as is equal to the carrying value of the MFA Claim on Aurora’s balance sheet as of March 31, 2010 to be allocated to, and deemed transferred in full settlement and satisfaction of, the MFA Claim. The remaining value of the Settlement transferred to Aurora and/or ALS pursuant to Section 2(a) above shall be in full settlement and satisfaction of the other Settled Claims, other than the Tax Claim and MFA Claim, or shall be treated as a contribution of capital by LBHI to Aurora, as determined by Aurora in its sole and absolute discretion.

(d) Termination of MFA Claims Operative Documents. On the Closing Date, each of the MFA Claim Operative Documents shall be deemed rejected and/or terminated, as applicable, and none of the Parties shall have any further claims, demands, liabilities and causes of action, including, without limitation, any potential claims whatsoever, on account of, in relation to or arising under the MFA Claim Operative Documents, other than the Settlement.

(e) Assumption of Servicing Rights; Accrued and Unpaid Servicing Fees; Excess Servicing Fees.

(i) Upon transfer to ALS of the Private Servicing Rights and, if and to the extent transferred to ALS, the GSE Servicing Rights, and the related servicing agreements to which LBHI is a party (collectively, the “Servicing Agreements”), ALS shall satisfy all liabilities and perform all obligations that LBHI would have been required to perform after the Closing Date in connection with the Servicing Agreements in its capacity as Servicer; it being understood and agreed that LBHI shall, subject to Section 6(c), indemnify Aurora, ALS and their respective subsidiaries from and against any and all losses, claims, fines, expenses (including, without limitation, reasonable attorneys’ and other professional fees and expenses), and judgments resulting from or arising out of (1) the sale of such loans by LBHI to the applicable trust (including, without limitation, any repurchase, indemnification or retained loss obligations of LBHI) or (2) any Servicing Agreements based on, or otherwise arising from or by reason of, any action or inaction by LBHI on or before the Closing Date and not based on, or otherwise arising from or by reason of, ALS’s performance before the Closing Date of servicing thereunder as subservicer.

(ii) It is further understood and agreed that no LBHI subsidiary, other than Aurora and ALS, owns the Private Servicing Rights or GSE Servicing Rights and, in the event that it shall be discovered that any other subsidiary of LBHI owns any of the Private Servicing Rights or GSE Servicing Rights, LBHI shall cause such subsidiary to transfer such servicing rights to ALS on the same basis on which LBHI is to transfer the Private Servicing Rights or GSE Servicing Rights, as the case may be, to ALS hereunder.

(iii) Notwithstanding anything herein to the contrary and for the avoidance of doubt, the Parties hereby agree that any accrued but unpaid servicing fees owed to Aurora and/or ALS by LBHI prior to the Closing Date in accordance with the Parties’ customary practices in effect prior to March 31, 2010 shall be paid to Aurora and/or ALS as and when due.

(iv) In furtherance of the settlement of the Excess Servicing Fee Claim as provided in Section 2(a), effective as of the Closing Date, each of Aurora and ALS, on the one hand, and LBHI, on the other hand, hereby release the other Party from any liability on account of any and all excess servicing fees related to the Servicing Agreements or to the commercial mortgage loan securitizations where Aurora is the named servicer (the “Commercial Securitizations”). For the avoidance of doubt, to the extent that any of the Parties have been paid, or accrued for services rendered, any excess servicing fees related to the Servicing Agreements or the Commercial Securitizations prior to the Closing Date, each of such Parties shall be entitled to retain such excess servicing fees for its own account, and all other Parties shall release and waive and cause to be released and waived, any and all claims, demands, liabilities and causes of action, both in law and in equity, that it has, had or claims to have or have had or hereafter can, may or shall have against the other with respect to such pre-Closing Date excess servicing fees.

(f) Mutual Releases. On the Closing Date, each of LBHI, on the one hand, and Aurora on the other hand, shall execute and deliver mutual releases in the forms for Aurora and LBHI attached hereto as Exhibits B and C, respectively, whereby such Party will release and waive or cause to be released and waived on its behalf, and on behalf of its related parties identified in such form, any and all claims, demands, liabilities and causes of action, both in law and in equity, that it has, had or claims to have or have had or hereafter can, may or shall have against the other and its related parties (as identified in such form of release) from the beginning of time and arising out of actions, omissions or events occurring, or circumstances existing, on or prior to March 31, 2010, except as otherwise provided in such form of release; provided, however, that nothing in any such release shall release the Parties from their obligations under (i) this Agreement, (ii) under any agreements, instruments or related documents executed pursuant to this Agreement or otherwise in accordance with or necessary to implement the Settlement or any of the transactions or agreements provided for or contemplated herein or (iii) the other agreements between or among the Parties in effect and still to be performed at the Closing Date identified in the form of release.

(g) Release of MFA Joinder Collateral and Pledged MSRs. Without limiting the generality of the release provided to be received by LBHI by Section 2(f), upon the payment of all amounts and the transfer of all property and interests provided above in this Section 2 to be paid or delivered on the Closing Date, Aurora’s security interest in each of the MFA Joinder Collateral and the Pledged MSRs shall be deemed terminated and released, and Aurora shall, promptly upon the request of LBHI, execute such termination statements under the Uniform Commercial Code of any applicable jurisdiction, and take such other actions and execute such other instruments, as may be reasonably necessary to effect the termination and release of the security interests and rights granted to Aurora with respect to each of the MFA Joinder Collateral and Pledged MSRs under the Master Forward Agreement and related Joinder Agreement and the other MFA Operative Documents.

(h) Capital Maintenance Agreement. In consideration of the agreements and undertakings provided for herein, LBHI shall, on the Effective Date, execute and deliver a Capital Maintenance Agreement in the form attached hereto as Exhibit D providing for maintenance of Aurora’s Tier 1 and total risk-based capital ratios at 11% and 15%, respectively, for so long as Aurora is owned or controlled, either directly or indirectly, by LBHI or its bankruptcy estate.

(i) Repurchase Facility and Bridge Facility. The Parties hereby agree that the term of each of the Repurchase Facility and the Bridge Facility shall be extended until such time as Aurora is no longer owned or controlled, either directly or indirectly, by LBHI or its bankruptcy estate.

3. Litigation Claims, Indemnification Claim, LBSF Claim, Former LBHI Employee Claim, Professional Fee Claim, Mortgage Insurance Claim, Aurora Payables and LBHI Payables.

(a) Intercompany Claims.

(1) Aurora Payables and LBHI Payables. The Parties have discussed the Aurora Payables and the LBHI Payables as asserted and have resolved their disagreements regarding the Aurora Payables and the LBHI Payables and agreed that as of the Effective Date (i) the Aurora Payables at March 31, 2010 were in nature and amount as set forth on Schedule IV and there were no other Aurora Payables at such date and (ii) the LBHI Payables at March 31, 2010 were in nature and amount as set forth in Schedule V and there were no other LBHI Payables at such date. Aurora acknowledges and agrees that, as of March 31, 2010, neither LBHI nor its subsidiaries was indebted to Aurora or its subsidiaries (other than BNC Mortgage LLC) for any amount that would properly be shown as an account receivable on Aurora’s consolidated balance sheet in accordance with U.S. generally accepted accounting principles (“GAAP”) except as shown on Schedule IV, except for amounts owed by LBHI on account of ALS’s servicing of mortgage loans for LBHI and except as claims specifically referred to herein may otherwise have give rise to an account receivable. LBHI acknowledges and agrees that, as of March 31, 2010, neither Aurora nor its subsidiaries (other than BNC Mortgage LLC) was indebted to LBHI or its subsidiaries for any amount that would properly be shown as an account receivable on the balance sheet of LBHI or such subsidiary in accordance with GAAP except as shown on Schedule V and except for any amounts owing to LBHI or any of its subsidiaries under the Repurchase Facility or the Bridge Facility related to servicing advances.

(2) Settled Litigation Claims; Settled Former LBHI Employee Claim, LBSF Claim; Ginnie Mae Claim. The Parties have further negotiated a settlement of the Settled Litigation Claims, a Former LBHI Employee Claim as has separately been more specifically identified by Aurora to LBHI (the “Settled Former LBHI Employee Claim”), the LBSF Claim and, in part, the Ginnie Mae Claim to the effect that LBHI shall pay in the manner hereinafter provided $3.0 million in full satisfaction and settlement of the Settled Litigation Claims and the Settled Former LBHI Employee Claim, $48.4 million in full satisfaction and settlement of the LBSF Claim and $12.3 million in satisfaction of the portion of the Ginnie Mae Claim accrued before the Filing Date.

(3) Set-offs. As of the Closing Date, the LBHI Payables shall be set-off against the Aurora Payables, leaving an net account payable by Aurora to LBHI of $49.3 million (the “Net Intercompany Account”), and the settlement amounts (as provided by Section 3(a)(2)) in respect of the Settled Litigation Claims, the Settled Former LBHI Employee Claim, the LBSF Claim and the portion of the Ginnie Mae Claim accrued before the Petition Date shall be set off against the Net Intercompany Account, resulting in a net amount of $14.4 million as payable by LBHI to Aurora. LBHI shall pay such amount in immediately available funds to Aurora on the Closing Date. The LBHI Intercompany Services Agreement, dated as of January 1, 2005, between Aurora and LBHI shall terminate and be superseded by a new agreement as provided in Section 4(b).

(4) Pending Litigation Claims, the Indemnification Claims, the Former LBHI Employees Claim, the Professional Fee Claim and the Mortgage Insurance Claim. LBHI and Aurora shall continue to negotiate in good faith the amount (if any) payable or that may become payable by LBHI or its subsidiaries in respect of the Pending Litigation Claims, the Indemnification Claims, the Former LBHI Employees Claim (other than in respect of the Settled

Former LBHI Employee Claim), the Professional Fee Claim and the Mortgage Insurance Claim. Aurora’s aggregate recovery from LBHI and its subsidiaries on account of any or all of the Pending Litigation Claims, the Indemnification Claims, the Former LBHI Employees Claim, the Professional Fee Claim and the Mortgage Insurance Claim (collectively) shall be limited to $10.6 million (representing $25 million less the $14.4 million payable by LBHI to Aurora as provided by Section 3(a)(3)). Aurora and ALS, on its own behalf and on behalf of its subsidiaries, each hereby releases and discharges LBHI and its subsidiaries from any liability on any or all of the Pending Litigation Claims, the Indemnification Claims, the Former LBHI Employees Claims, the Professional Fee Claim and the Mortgage Insurance Claim to the extent (if any) that the liability of LBHI or its subsidiaries thereon collectively exceeds the amount mentioned in the immediately preceding sentence and hereby waives any right or claim it may have or come to have to receive any greater amount on account of any such claims. The settlement of the Aurora Payables, the LBHI Payables, the Settled Litigation Claims, the Former LBHI Employee Claim, the LBSF Claim, the Pending Litigation Claims, the Indemnification Claims, the Professional Fee Claim and the Mortgage Insurance Claim as provided by this Section 3(a) is hereinafter referred to as the “Intercompany Settlement.”

(b) Unsettled Claims. For the avoidance of doubt, the resolution of the claims provided for in Section 3(a) above shall not address (i) any indemnification or contribution obligations of LBHI or any of its subsidiaries to Aurora or any of its subsidiaries not yet known to Aurora and/or its subsidiaries as of the date hereof, or any indemnification or contribution obligations of Aurora or its subsidiaries to LBHI and its subsidiaries not yet known to LBHI or its subsidiaries as of the date hereof, (ii) the MetLife Claim, (iii) the Ginnie Mae Claim for advances made after the Filing Date, or (iv) any claim that Aurora, ALS or their respective current or former directors, officers and employees have under (A) any insurance policies that are or were maintained by LBHI or (B) the bylaws or certificate of incorporation of LBHI or Bancorp (all of the foregoing collectively referred to as the “Unsettled Claims”).

(c) Transactions after March 31, 2010. Nothing contained herein is intended to, or shall be applied, to relieve LBHI, the Named LBHI Subsidiaries, Aurora or ALS, or their respective subsidiaries, from any of their obligations to the other that have arisen or do arise as a result of actions, omission or events occurring, or circumstances first existing, after March 31, 2010, including accounts payable or receivable arising in the ordinary course of business.

(d) Aurora’s Right to Manage Claims and Disputes. Nothing herein shall be construed to limit the rights of Aurora and/or ALS to manage and settle, in their reasonable discretion, any claims or disputes giving rise to any of the claims referred to in Section 3(a)(4) hereof. Upon request, Aurora shall keep LBHI reasonably informed of any litigation of any such claim.

4. Other Inter-Company Transactions.

In addition to the resolution of the Aurora Payables and LBHI Payables set forth in Section 3(a) above, the Parties have reached certain agreements in respect of the remaining Other Inter-Company Transactions, and, with respect thereto, the Parties shall take such actions and execute such documents as may be necessary to:

(a) release Aurora and its subsidiaries from any obligation to pay LBHI or its subsidiaries any amounts in respect of the RSUs that have or otherwise would accrue for the period from and after March 31, 2010 or in respect of which Aurora might otherwise be responsible to LBHI in connection with the RSUs;

(b) continue the process currently in place to phase out the TSA Services that Aurora and its subsidiaries have been receiving and, in good faith, determine the appropriate source and level of services to be provided by LBHI to Aurora and its subsidiaries (directly or through third-party service providers) subsequent to the Effective Date, and the appropriate payments to be made by Aurora for such services, whereupon, the applicable Parties shall incorporate such determinations in a new intercompany services agreement with respect thereto to replace that certain LBHI Intercompany Services Agreement, between LBHI and Aurora, dated as of January 1, 2005 (the “ISA”), with a new services agreement that shall become effective as soon as practicable after the Effective Date and the ISA shall then be replaced thereby;

(c) release any right that Aurora or any of its subsidiaries may have or assert in respect of any income or interest earned from and after the Filing Date on account of the MFA Joinder Collateral;

(d) enter into (i) an amendment of that certain September 2, 2008 Assignment Agreement between Aurora and LBHI, which relates to certain agreements concerning mortgage loans that were to be assigned to LBHI, substantially in the form of Exhibit E attached hereto; (ii) such assignment agreements and other instruments as reasonably requested by LBHI relating to certain broker agreements, indemnification agreements and other settlement agreements assigned to LBHI; and (iii) such assignment agreements and other instruments as reasonably requested by Aurora relating to the commercial real estate loans identified on Schedule VI hereto that were assigned by LBHI to Aurora prior to the Filing Date; it being agreed and understood that Aurora and LBHI shall continue to negotiate in good faith to agree upon, execute and deliver the agreements and instruments contemplated in this paragraph (d) as soon as reasonably practicable;

(e) ensure that payment on the accounts receivable of LBHI against 745 LLC, and payment on any right or interest that LBHI and/or any of its subsidiaries have to or in any proceeds or distributions made in respect of any assets owned or held by 745 LLC, will be subordinate to payment by 745 LLC to Aurora on the accounts receivable of Aurora against 745 LLC to the extent of the first $28.0 million of recovery by Aurora on such accounts receivable, after which LBHI shall be entitled to recover the same percentage of its accounts receivable against 745 LLC as Aurora’s March 31, 2010 balance sheet amount bears to its accounts receivable against 745 LLC as the Effective Date, before any further recovery by Aurora on its accounts receivable, whereupon Aurora and LBHI shall then be entitled to recover on any unpaid amounts (if any) of their respective accounts receivable against 745 LLC or any other amount to which they are or become entitled from 745 LLC on a pro rata basis in accordance with their respective interests.

The Parties hereby acknowledge and agree that this Agreement does not, and is not intended to, resolve or settle the Ginnie Mae Claim, other than the portion thereof accrued before the Filing Date, or the MetLife Claim or the outstanding intercompany matters between Aurora or its subsidiaries, on the one hand, or the LBHI and its subsidiaries, on the other hand, described in Exhibit F, and the Parties reserve the right to assert claims (subject in the case of claim against LBHI and any of its subsidiaries who are debtors in Bankruptcy Cases to the requirements of the Bankruptcy Code) and/or reach agreements to settle such matters at a later date.

5. Ginnie Mae Claim. With respect to the Ginnie Mae Claim, the Parties hereby agree as follows: (a) LBHI hereby acknowledges the right of Aurora to receive any and all amounts paid on account of any participation balance funded by Aurora incident to a reverse mortgage involved in the Ginnie Mae Claim, including any payments made on account of any applicable reverse mortgages or any proceeds realized from the liquidation of such reverse mortgages, and LBHI agrees and covenants to pay to Aurora any such amounts as may be received by LBHI on account thereof; (b) to the extent that LBHI has received or shall receive title to any reverse mortgage loan or real property, by deed-in-lieu or otherwise, as a result of a repurchase consummated with advances made by 745 LLC, LBHI shall immediately transfer title to such property, or the proceeds from sale of such property, to 745 LLC; and (c) each of Aurora and/or ALS, on the one hand, and LBHI, on the other, shall cooperate in good faith to take such actions and execute such documents as may be reasonably necessary to eliminate Aurora’s and ALS’ on-going exposure on account of the participation balances incident to the reverse mortgages involved in the Ginnie Mae Claim, which may include transferring LBHI’s issuer responsibility for the reverse mortgages to a qualified third party, qualifying Aurora as an issuer of such reverse mortgages, or effectuating a repurchase of such participation balances.

6. Implementing Provisions.

(a) Implementing Documents. The Parties shall cooperate in good faith to prepare, as soon as practicable after the date hereof, such documents as are required to effectuate the transfers and transactions referred to in Sections 2, 3 and 4. The Parties shall use their best efforts to cause any direct or indirect subsidiary of a Party to enter into such transactions and to execute and deliver such instruments or other documents as shall be necessary to consummate the transactions contemplated by this Agreement (provided, however, that neither LBHI nor Bancorp shall be responsible to cause Aurora or any subsidiary of Aurora to consummate the transactions contemplated by this Agreement).

(b) References to LBHI Subsidiaries. It is understood and agreed that certain companies owned directly or indirectly by LBHI are under administration or receivership or like insolvency proceedings in non-U.S. jurisdictions or are owned by companies in such circumstances and, accordingly, are not within the control of LBHI and that all references in this Agreement to direct or indirect subsidiaries of LBHI excludes all subsidiaries in such circumstances (except insofar as tax matters concerning such subsidiaries are involved in an account arising under the TAA or New TAA), and such subsidiaries shall not be bound by any release or covenant contained herein. Unless the context otherwise requires, references herein to LBHI subsidiaries shall not refer to Aurora or its direct or indirect subsidiaries.

(c) Termination of Indemnities. The obligation of LBHI to provide any indemnity hereunder for the benefit of the Bank, including the indemnity provided by clause (B)

of the first sentence of Section 1(a)(i) hereof, the second sentence of Section 2(a)(F) hereof and the first sentence of Section 2(e)(1) hereof shall (except with respect to a claim for which LBHI is already providing indemnification in accordance herewith) terminate and be of no further force or effect at such time as LBHI ceases to own and control, directly or indirectly, a majority of the shares of Aurora entitled to vote in the election of its directors. With respect to LBHI’s indemnification obligations hereunder, Aurora shall give LBHI prompt written notice of the assertion of any claim against which indemnification is sought hereunder and shall cooperate with LBHI in the defense of any such claim. LBHI shall be entitled, at its election, to assume the defense of any such claim with counsel of its choice, reasonably satisfactory to Aurora, unless there are defenses or cross claims available to Aurora that are in conflict with those available to LBHI.

(d) Further Assurances. Each Party shall use its commercially reasonable efforts after the Closing Date to execute and deliver such instruments, certifications, reports and other documents, and to take such other actions, as may be reasonably requested by another Party in order to perfect or confirm or give effect to the transactions and releases contemplated by this Agreement.

7. Representations.

(a) Each of LBHI and the Named LBHI Subsidiaries hereby represents to Aurora and ALS as follows:

(i) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority (subject to and after giving effect to the Required Approvals) to execute and deliver this Agreement and to perform its obligations hereunder, and it has taken all necessary action to authorize such execution, delivery and performance (subject to and after giving effect to the Required Approvals).

(ii) This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, subject to the Required Approvals, as applicable, and other applicable bankruptcy, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought is a proceeding in equity or in law).

(b) Aurora and ALS each hereby represents to LBHI and the Named LBHI Subsidiaries as follows:

(i) It is duly organized, validly existing and in good standing, and has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder (subject to and after giving effect to the Required Approvals, as applicable), and it has taken all necessary action to authorize such execution, delivery and performance (subject to and after giving effect to the Required Approvals).

(ii) This Agreement entered into as of the date hereof has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, subject to the Required Approvals, as applicable, and other applicable bankruptcy, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought is a proceeding in equity or in law).

8. Governing Law. To the extent not governed by the Bankruptcy Code, this Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State without reference to its conflict of laws rules. The Parties agree that the appropriate and exclusive forum for any disputes arising out of this Agreement between Aurora, ALS and LBHI and the Named LBHI Subsidiaries shall be the Bankruptcy Court, or if such court will not hear any such suit, the United States District Court for the Southern District of New York, and, the Parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts’ jurisdiction.

9. Required Approvals / Effective Date. The obligations of the Parties to effectuate the Settlement and the Intercompany Settlement and to consummate the other transactions contemplated by this Agreement are subject to (a) entry of the Approval Order (as hereinafter defined) by the Bankruptcy Court and (b) approval by the OTS of this Agreement and the performance by the Parties of their obligations hereunder (the approvals of the Bankruptcy Court and the OTS shall be referred to herein, collectively, as the “Required Approvals”) and (c) the receipt of the “Operating Clearances” as defined below with respect to Aurora’s future operations and (d) the receipt by LBHI of the “Regulatory Acknowledgement” as defined below. LBHI and Aurora shall use their best efforts to obtain the Required Approvals on or before December 1, 2010, and shall give each other notice of the receipt of such approvals as soon as practicable. The obligation of the Parties to implement the Settlement, the Intercompany Settlement and the other transactions contemplated by this Agreement is subject to the withdrawal by the OTS of the pending Prompt Corrective Action Directive respecting Aurora and the entry of a modification of the pending Consent Order to Cease and Desist respecting Aurora on terms permitting the future operation of Aurora acceptable to Aurora and LBHI and the approval of the Federal Deposit Insurance Corporation of the Request for Limited Waiver dated December 24, 2009, and amended on April 13, 2010, submitted by Aurora (the “Operating Clearance”). The obligation of LBHI and the Named LBHI Subsidiaries to implement the Settlement, the Intercompany Settlement and the other transactions contemplated by this Agreement is subject to receipt by LBHI and Bancorp of a notice from the OTS (the “Regulatory Acknowledgement”) to the effect that, based on the effectiveness of the Settlement and the Intercompany Settlement, it will not pursue the proposed administrative proceeding for a cease and desist order referenced in OTS’s February 13, 2009 letter to LBHI or any other proceeding making like allegations against LBHI or Bancorp and will withdraw, or consent to the expungement of, the proofs of claim filed in the Bankruptcy Cases by the OTS. Subject to withdrawal or expungement of all proofs claims filed by the OTS in the Bankruptcy Cases and except as otherwise provided for herein or as the Parties may otherwise agree, this Agreement shall become effective on, and only upon, the business day (the “Effective Date”) next following the day on which the later of the following four events shall have occurred: (i) entry of an order by the Bankruptcy Court approving this Agreement (the “Approval Order”) and such order becoming final, and (ii) Aurora notifies LBHI that all necessary approvals of the OTS of the performance of this Agreement by the Parties have become effective, (iii) the Operating Clearance has been obtained and Aurora shall have given notice thereof to LBHI and (iv) the Regulatory Acknowledgement has been obtained and LBHI has given notice thereof to Aurora. On a Business Day within five Business Days after the Effective Date designated by LBHI (the “Closing Date”), the Parties shall consummate the Settlement and the Intercompany Settlement by the delivery as contemplated by Sections 2 and 3 of immediately available funds, appropriate instruments of transfer and appropriate releases and shall consummate the other transactions contemplated by this Agreement. Payment of funds shall be against delivery of releases. To the extent a Party is not able to make a delivery required of it hereby on the Closing Date, it shall use its commercially reasonable efforts to make such delivery as soon as practicable thereafter.

10. Counterparts. This Agreement may be executed and delivered by the Parties in multiple counterparts, no one of which needs be signed by all Parties, each of which shall be deemed to be an original but all which together shall constitute but one and the same agreement. It is the intent of the Parties that the copy signed by any Party shall be fully enforceable against said Party.

11. Entire Agreement. This Agreement, together with the exhibits and schedules hereto and other documents executed in connection therewith (including, without limitation, allonges, assignments, and deeds), constitutes the entire agreement concerning the subject matter hereof, and it supersedes any prior or contemporaneous representations, statements, understandings or agreements concerning the subject matter of this Agreement, including the letter of intent dated December 1, 2009 between LBHI and Aurora.

12. Modifications. This Agreement may not be modified, amended or terminated except by written agreement executed by all of the Parties.

13. Successors and Assigns. On the Effective Date, the terms of this Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assigns.

14. Headings. The headings of the sections and subsections of this Agreement are for convenience and reference only and shall not affect the construction of this Agreement.

15. Exhibits. All exhibits and schedules attached hereto are by this reference by a part of this Agreement for all purposes

16. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all Parties have participated in the preparation of this Agreement.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF the parties, by duly authorized persons, have executed this Agreement as of the date first written above.

AURORA BANK FSB

By:
Name:
Title:

AURORA LOAN SERVICES LLC

By:
Name:
Title:

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

LEHMAN BROTHERS BANCORP INC.

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC.

By:
Name:
Title:

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE SARL

By:
Name:
Title:

LEHMAN BROTHERS SPECIAL FINANCING INC.

By:
Name:
Title:

745 SPECIAL ASSETS LLC

By:
Name:
Title:

Schedule I

Lehman Brothers Bancorp Inc.

Lehman Commercial Paper Inc.

Luxembourg Residential Properties Loan Finance SARL

Lehman Brothers Special Financing Inc.

745 Special Assets LLC

Schedule II

Accounts payable of Aurora netted against LBHI’s obligations under the MFA

(Section 2(a)(iii))

Cash collected on pledged MSR’s - ABCS[1]	(13)
Cash collected on pledged MSR’s - ALS	(18)

(31)

Net intercompany payables to LBHI (various items)	(290)
Federal taxes receivable including 2008 & 2009 NOL[2]	215
Restricted Stock Units (equity compensation) payable pre-petition[3]	(20)

[1]	The cash collected by ABCS and ALS in excess of their subservicing fees is applied to reduce the gross MFA receivable.
[2]

Aurora files joint Federal and certain state tax returns with LBHI. Under the terms of the existing Tax Allocation Agreement, Aurora’s tax liability or benefit for taxes is calculated on a stand alone basis, and LBHI pays Aurora for, among other things, refunds it would receive.

[3]

Prior to LBHI’s bankruptcy filing certain employees compensation included an award of options and restricted stock units which accrued over a period of time, and ultimately resulted in the issuance of shares of LBHI common stock. As a result of LBHI’s bankruptcy filing, all outstanding equity awards remain subject to the rulings of the United States Bankruptcy Courts. Due to the bankruptcy filing, the issuance of any deferred compensation payable through LBHI RSUs which were previously awarded has been suspended indefinitely. Since the date of the Bankruptcy, September 15, 2008, the RSU plan has been frozen and no additional grants or issuances have been made.

Schedule III

Trademarks

Aurora

Aurora Expanded Options

Auroraconnect

Aurora Affinity

Domain Names

alsemployees.com

alservices.biz

alservices.com

alservices.info

alservices.jobs

alservices.us

alsmasterservicing.com

aurora-loan-services.biz

aurora-loan-services.net

aurora-loan-services.org

aurora-loan-services.us

auroraconduit.biz

auroraconduit.com

auroraconduit.info

auroraconduit.net

auroraconduit.org

auroraconduit.us

auroraconnect.com

auroraconnect.net

auroraconnect.org

auroralend.com

auroralend.net

auroralend.org

auroralends.com

auroralends.net

auroralends.org

auroraloanservices.biz

auroraloanservices.info

auroraloanservices.org

auroraloanservices.us

aurorawarehouse.biz

aurorawarehouse.com

aurorawarehouse.info

aurorawarehouse.net

aurorawarehouse.org

aurorawarehouse.us

aurorawholesale.biz

aurorawholesale.com

aurorawholesale.info

aurorawholesale.net

aurorawholesale.org

aurorawholesale.us

bncmortgage.com

myauroraloan.com

brokerfundingsolutions.com

auroradirect.com

auroraaffinity.com

http://www.capitalcrossing.com/

capitalcrossingbank.biz

capitalcrossingbank.com

capitalcrossingbank.net

Schedule IV

AURORA PAYABLES

(Accounts Payable of Aurora or subsidiaries4 to LBHI or subsidiaries As of March 31, 2010)

Amount (in millions, rounded)
RSUs (Pre-Filing Date)(ALS)	10.9
RSUs (Post-Filing Date (AB consol.)	12.6
Barcap TSA allocation to AB	12.7
Indemnification funds (collected for LBHI’s account)	19.9
Intercompany services agreement (D&O ins., A&M tax services, LBHI payroll)	6.9
Other payables of AB, ALS	6.3
Campus Door payables	0.7
AB employee benefits	3.0
Reimbursable one-time charges (Riskpan, PBGC, ADP)	3.3

76.3

[4]	Exclusive of BNC Mortgage LLC

Schedule V

LBHI PAYABLES

(Accounts Payable of LBHI or subsidiaries to Aurora or subsidiaries5 As of March 31, 2010)

Amount (in millions, rounded)
Rep. and Warranty payable	24.5
TriMont payable (less subsequent payment)	2.5

27.0

[5]	Exclusive of BNC Mortgage LLC

Schedule VI

COMMERCIAL MORTGAGE LOANS ASSIGNED TO AURORA BANK, FSB

1.	St. Vincent Senior-B and Mezzanine facilities (416-432 West 52nd Street and 416-432 West 52nd Street Mezz I LLC)

2.	PROJECT MURPHY SR - LBCB WHOLE – Hilton

3.	PROJECT MURPHY SR - LBB WHOLE -Hilton

Exhibit A

[Form of Tax Allocation Agreement attached]

TAX ALLOCATION AGREEMENT

This Tax Allocation Agreement (the “Agreement”) is made as of the Effective Date, as defined below, by and between Lehman Brothers Holdings Inc., a Delaware corporation (“LBHI”), and Aurora Bank FSB, a federal savings bank and its operating subsidiaries (the “Bank”) (the foregoing collectively referred to as the “Parties” or in the singular as a “Party”).

WHEREAS, LBHI is the parent corporation of an affiliated group of corporations (the “Group”) within the meaning of §1504(a) of the Internal Revenue Code of 1986, as amended (including the regulations promulgated thereunder, the “Code”), and such Group includes the Bank;

WHEREAS, LBHI has commenced a case under chapter 11 of title 11 of the U.S. Code in the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, LBHI and the Bank have been operating under a Tax Allocation Agreement, effective as of January 1, 2004 (the “Prior TAA”), which provides for the allocation of the Bank’s federal, state and local tax liabilities and benefits between the Parties;

WHEREAS, LBHI and the Bank entered into a Settlement Agreement, which provides for the settlement of claims relating to certain inter-company arrangements (including the Prior TAA) between the Bank, on the one hand, and LBHI and various other LBHI subsidiaries, on the other hand;

WHEREAS, among other things, the Settlement Agreement resolves and settles all claims and obligations of the Parties relating to amounts owed and obligations arising under the Prior TAA for the taxable years ended before January 1, 2010 (the “Pre-2010 Taxable Years”);

WHEREAS, at the time this Agreement is being executed and delivered the Settlement Agreement shall have become effective;

WHEREAS, in accordance with the Settlement Agreement, the Prior TAA is being terminated as of the Effective Date of this Agreement; and

WHEREAS, the Parties have agreed in the Settlement Agreement to enter into a new tax allocation agreement containing terms and conditions substantially the same as those provided herein;

NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the Parties agree as follows:

Section 1 -

Effective Date and Scope of

Tax Allocation Agreement

1.01 Effective Date. This Agreement is effective as of January 1, 2010.

1.02 Scope. This Agreement applies to the allocation of federal, state and local tax liabilities and benefits for the taxable year beginning January 1, 2010, and for all subsequent taxable years in which the Bank is included in the consolidated U.S. federal income tax returns or in any state or local combined returns with LBHI and other members of the Group.

Section 2 -

Agreement to File

Consolidated Federal Income Tax Returns and Pay Tax

2.01 Agreement to File. The Parties hereby agree that the Bank will continue to be included in the Group’s consolidated U.S. federal income tax return, so long as the Bank is a member of the Group, except (if applicable) in the event that the Bank were electively deconsolidated pursuant to Treas. Reg. § 1.597-4(g).

2.02 Elections. All elections that are available to the Group or any of its members under the Code, relating to the filing of consolidated federal income tax returns, shall be made by LBHI at its sole discretion in determining the LBHI Group’s tax liability.

2.03 Payment of Tax. LBHI will remit the Group’s federal income tax liability to the appropriate government agency, including estimated taxes, on behalf of the Group.

Section 3-

Agreement to File

State and Local Income Tax Returns As Appropriate

3.01 Filing State and Local Income Tax Returns. The Parties hereby agree that the LBHI shall determine the methodology and format for the filing of state and local income tax returns by the Bank, including the inclusion of the Bank in combined, affiliated or consolidated returns where appropriate. Such determination shall be made by the LBHI Corporate Tax Department in accordance with the applicable statutes and rules of each particular jurisdiction.

3.02 Elections. As relates to any state or local combined, affiliated or consolidated income tax returns, all elections that are available to the filing group or any of its members shall be made by LBHI at its sole discretion in determining the filing group’s tax liability.

Section 4 -

Allocation of Tax Liability

4.01 Federal Income Tax Liability or Benefit. The current federal income tax liability or benefit of the Bank will be computed by multiplying the Bank’s separate entity taxable income or loss by 35% (or the applicable federal statutory income tax rate). LBHI’s Corporate Tax Department will be responsible for the calculation of, as well as making all decisions impacting, the federal consolidated income tax return of the Group.

4.02 Unutilized Federal Income Tax Loss or Benefit. Should the Bank have an income tax loss or benefit that could not be utilized either currently or in a carryback year on a separate entity basis, but which is utilized in whole or part in a current or prior consolidated return, the Bank’s tax liability or benefit will be adjusted accordingly.

2

4.03 Consolidated Federal Alternative Minimum Tax (“AMT”) Liability. The Bank’s tax liability will be adjusted to reflect, if applicable, its AMT liability on a separate entity basis. The Bank, if it has a liability for an AMT, will be entitled to an AMT credit when, and if, such credit is recognized on the Group’s consolidated income tax return.

4.04 State and Local Income/Franchise Tax Liability or Benefit. The state and local income/franchise tax liability or benefit of the Bank will be computed based on the Bank’s separate entity taxable income multiplied by the applicable jurisdiction’s respective allocation factors and tax rates. A state and local income/franchise tax liability based on an alternative tax method will be allocated to the Bank to the extent it has an alternative liability on a separate entity basis. It is the intent of the Parties hereto that the concepts and methods defined in this Agreement for allocation of federal income taxes be applied in a similar manner to tax liability assessed by state and local taxing jurisdictions where there is combined tax liability between the Parties.

4.05 2009 Net Operating Losses. ga Any net operating loss of the Bank for the 2009 taxable year (the “2009 NOL”) shall be treated, for federal income tax purposes, as having been carried back to pre-2009 taxable years to the extent of $255,541,519. Any amount of the 2009 NOL in excess of $255,541,519 shall be carried forward in calculating the Bank’s federal income tax liability (or refunds) for 2010 and future years for all purposes of this Agreement. The portion of the Bank’s 2009 net operating losses treated as allocable to a state or locality in which the Bank joined in filing combined returns with LBHI or other members of the LBHI Group for 2009 shall also be carried forward in calculating the Bank’s tax liability (or refunds) for that state or locality for 2010 and future years for all purposes of this Agreement, but only to the extent such 2009 net operating losses allocable to that state or locality were not carried back to pre-2009 taxable years in calculating refunds for that state or locality that were included in the Tax Payment Amount (as defined in the Settlement Agreement). The net operating losses for 2009 treated as carried forward for federal, state and local tax purposes under the preceding two sentences, as well as net operating losses arising in 2010 and subsequent years, shall not be carried back to pre-2009 years for purposes of this Agreement, regardless of any election that LBHI may have as a result of any change in law or otherwise.

4.06 Other 2009 Tax Carry Forwards. This section shall apply if the Bank is determined to have tax benefits, other than the 2009 NOLs, including without limitation any tax credits, that could be carried forward for federal, state or local tax purposes if the Bank were filing its tax returns on a separate entity basis (“Other 2009 Carry Forwards”). In that event, the Other 2009 Carry Forwards shall be available to be used by the Bank in calculating its federal, state or local tax liabilities for 2010 and future years for all purposes of this Agreement, but only to the extent such amounts were not used in calculating the Tax Payment Amount (as defined in the Settlement Agreement).

3

Section 5-

Deferred Taxes

5.01 Amount of Deferred Taxes. Deferred taxes, reflected either as an asset or liability, shall be computed by the Bank on a separate entity basis.

5.02 No Payment for Deferred Taxes. The Bank will not tender or accept payment relative to its separately computed deferred tax liabilities/benefits.

Section 6-

Refund and Payment

6.01 Payment of Tax. Payments of tax by the Bank to LBHI shall equal the amount which the Bank has recorded as its current income/franchise tax liability on a separate entity basis. Estimated tax payments shall be made to LBHI by the Bank at the same time at which the Bank would have been required to tender such amount to the appropriate tax authority had it filed as a separate entity.

6.02 Income Tax Benefit. LBHI will pay the Bank for separate company net operating losses, capital loss carryovers, charitable contributions, Section 1231 gains and losses, general business credits, and other tax benefits (collectively, “Losses”) generated by it, that are used in the consolidated return of the Group to the extent those Losses may be utilized by the Bank on a separate return basis as follows: Should the Bank incur Losses for income tax return purposes that it could utilize currently if it filed its return on a separate entity basis, it will record a current income tax benefit. Within a reasonable time (not to exceed thirty (30) days) of the date when the Bank would have filed its return utilizing such Losses, if it had been on a separate entity filing basis, it will be entitled to receive a refund from LBHI in an amount no less than the amount of the income tax benefit derived from such Losses. This refund shall be tendered to the Bank regardless of whether the Group is receiving a refund.

Section 7-

Recomputations and Adjustments

7.01 IRS or Other Taxing Authority’s Adjustment of Group Tax Liability. If any item of income, loss, expense, or a credit for Taxable Year 2010, or for any subsequent taxable year for which this Agreement is in effect, is changed or adjusted by the Internal Revenue Service (“IRS”) or other taxing authority, and such change or adjustment is part of a final determination, then the Parties hereby agree that the calculation of the separate tax of the Bank shall be recomputed so as to reflect such revision. Appropriate payments will be tendered by or to the Bank, if required as a result of such recomputation. The Bank will be charged or credited with interest and/or penalties resulting from such adjustments and recomputations.

7.02 Other Recomputations. If there is any change of or adjustment to any item relating to the computation of payments under this Agreement of a type not provided for in Section 7.01 above (such as a recomputation of amounts due hereunder to reflect a carryback of an item of loss or credit, or a correction of any erroneous calculation previously made hereunder), then the Bank shall make or receive such payments as may be necessary and appropriate to reflect the intent of this Agreement.

4

7.03 Pre-2010 Taxable Years. No recomputation or adjustment shall be made under this Agreement based on any change or adjustment of items in Pre-2010 Taxable Years, whether such changes or adjustments are made by federal or state tax authorities or otherwise. Provided, that if federal, state or local tax authorities disallow net operating losses or other tax benefits claimed by the Bank in 2010 or a subsequent year and require such items to be taken instead in 2009, any increase in the amount of the 2009 NOL or the Other 2009 Tax Carry Forwards resulting from such change or adjustment shall be carried forward from 2009 and used in calculating the tax liability (or refunds) of the Bank for 2010 and later years.

Section 8-

Miscellaneous Provisions

8.01 Foreign Tax Liabilities. It is the intent of the Parties hereto that the concepts and methods defined herein for allocation of federal, state and local income taxes also be applied in a similar manner to any tax liability assessed by foreign taxing jurisdictions where there is a combined tax liability between the Parties.

8.02 Basis of Certain Computations. In calculating the Bank’s taxable income for purposes of this Agreement for 2010 and any future taxable year, the Bank’s tax attributes as of January 1, 2010 will be calculated in a manner consistent with the tax accounting workpapers that support the Bank’s financial statements as of December 31, 2009 (regardless of any adjustment to Pre-2010 Taxable Years by any taxing authority or the Bank that would have an effect on post-2009 taxable years).

8.03 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto, but no assignment shall relieve any party’s obligations hereunder without the written consent of the other party, which shall not be unreasonably withheld.

8.04 Entire Understanding; Amendment. This Agreement contains the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement may not be amended without the written consent of each of the Parties hereto. The Parties recognize and acknowledge their intention to enter into additional agreements from time to time with respect to the allocation of taxes not covered by this Agreement.

8.05 Governing Law; Exclusive Jurisdiction. The validity, interpretation, and performance of this Agreement shall be controlled and construed under the laws of the State of Delaware. The parties agree that, without limiting any party’s right to appeal to final decision, the appropriate and exclusive forum for any disputes between the parties arising out of this Agreement shall be the Bankruptcy Court, or, if such court will not hear any such suit, the United States District Court for the Southern District of New York, and, the parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction.

5

8.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.07 Termination. Upon deconsolidation of the Bank from the Group for federal income tax purposes, this Agreement shall terminate and no further amounts shall be payable under this Agreement, except for amounts owing to the Bank or LBHI for the periods through the date of deconsolidation; provided, however, that, if the Bank continues to file on a combined, affiliated or consolidated basis with LBHI for state or local income/franchise tax purposes, this Agreement shall continue to apply in respect of such taxes.

8.08 Compliance with Interagency Policy Statement. The Parties intend that this Agreement shall be construed and applied in a manner that complies with the provisions of the Interagency Policy Statement on Income Tax Allocation In a Holding Company Structure, 63 Fed. Reg. 64757, November 23, 1998, part II, Interagency Policy Statement.

[The rest of this page intentionally left blank]

6

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date indicated below, to be effective as of the Effective Date provided above.

LEHMAN BROTHERS HOLDINGS INC.

By:
	Name:	Date
Title:

AURORA BANK FSB

By:
	Name:	Date
Title:

7

Exhibit B

Form of

GENERAL RELEASE

_____________ ___, 2010

This GENERAL RELEASE (the “Release”), dated as of ___________ __, 2010, is made by LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (“LBHI”), LEHMAN BROTHERS BANCORP INC., a Delaware corporation and wholly owned subsidiary of LBHI, LEHMAN COMMERCIAL PAPER INC., a Delaware corporation and wholly owned subsidiary of LBHI, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE SARL, a Luxembourg company and indirect wholly owned subsidiary of LBHI, and LEHMAN BROTHERS SPECIAL FINANCING INC., a Delaware corporation and wholly owned subsidiary of LBHI.

RECITALS:

WHEREAS, LBHI is the sole shareholder of Lehman Brothers Bancorp Inc., a Delaware corporation (“Bancorp”), which is the sole shareholder of Aurora Bank FSB, a savings bank incorporated under the laws of the United States of America (“Aurora”); and

WHEREAS, Aurora and, its wholly owned subsidiary Aurora Loan Services LLC, a Delaware limited liability company (“ALS”), LBHI, Bancorp, Lehman Commercial Paper Inc., a Delaware corporation and wholly owned subsidiary of LBHI (“LCPI”), Luxembourg Residential Properties Loan Finance SARL, a Luxembourg company and indirect wholly owned subsidiary of LBHI (“Luxco”), and Lehman Brothers Special Financing Inc., a Delaware corporation and wholly owned subsidiary of LBHI (“LBSF”), are parties to that certain Settlement Agreement, dated as of ___________ __, 2010 (the “Settlement Agreement”); and

WHEREAS, the Settlement Agreement provides for LBHI and certain LBHI subsidiaries to enter into this Release for the benefit of Aurora and the persons identified below; and

WHEREAS, capitalized terms used herein have, unless otherwise defined herein, the meanings provided by the Settlement Agreement;

NOW, THEREFORE, in consideration of the premises and agreements contained in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, LBHI, Bancorp, LCPI, Luxco and LBSF hereby agree as follows:

1. General Release. Effective as of the Closing Date, each of LBHI, Bancorp, LCPI, Luxco and LBSF, as well as LBHI on behalf of all other subsidiaries of LBHI controlled by LBHI (other than BNC Mortgage LLC), on behalf of itself and on behalf of its predecessors, successors, assigns, subrogees, agents and representatives, and the heirs, executors, administrators and assigns thereof in their capacities as such (collectively, the “Releasing Parties”), hereby unequivocally, irrevocably and unconditionally releases, remises, acquits, and forever discharges, waives and renounces, for the benefit of each of Aurora, ALS and each other direct or indirect subsidiary of Aurora (other than BNC Mortgage LLC), and their respective predecessors, successors and assigns (collectively, the “Released Parties”), as the case may be, from and of, and hereby covenants not to sue or institute or prosecute or aid in the institution or prosecution of any action or suit (at law, in equity or otherwise) against any of the Released Parties with respect to, any and all actions, suits and causes of action, at law or in equity, based on contract, tort (including, without limitation, gross negligence or intentional misconduct), statute or otherwise, debts, commissions, duties, fees, liens, commitments, contracts, agreements, promises, claims, demands, damages, losses, costs, expenses, liabilities and obligations (whether pecuniary or not, including obligations to perform or forebear from performing acts or services), of any kind or nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undetermined, which such Releasing Party has, ever had or hereafter can, shall or may have from the beginning of time against any Released Party and that has arisen or hereafter may arise out of or by reason of actions, omissions or events occurring, or circumstances existing, on or prior to March 31, 2010 (collectively, “Claims”), except for the Claims (including the agreements and instruments) identified on Attachment A hereto and any Claims arising out of or by reason of actions or omissions occurring, or circumstances existing, not known to LBHI (including the subsidiaries of LBHI) on the date hereof. For the avoidance of doubt, it is understood and agreed that the Releasing Parties are not releasing hereunder any claims (whether now existing or hereafter arising) against the Released Parties arising under the Settlement Agreement or any agreement, instrument or document referred to in the Settlement Agreement as implementing the provisions of the Settlement Agreement (including, without limitation, the New TAA) or any claims arising out of any acts or omissions or events occurring, or circumstances first coming about, after March 31, 2010.

2. Complete Defense. This Release shall constitute a complete defense to any Claim released pursuant to Section 1 above. That any matter is released hereunder shall not be construed as an admission on the part of any Released Party of any liability with respect thereto.

3. Representations. Each of LBHI, Bancorp, Luxco, LCPI and LBSF acknowledges, agrees and represents, on behalf of itself and its subsidiaries, that (i) it has not assigned any Claim or potential Claim against any of the Released Parties to any other person and (ii) it has been advised by its legal counsel with respect to, and has negotiated and agreed upon, this General Release and hereby expressly waives any rights it has under any applicable law to maintain any Claim with respect to the matters set forth herein.

2

4. Third-Party Beneficiaries. Each of the Released Parties shall be deemed a third-party beneficiary of this General Release and shall be entitled to enforce the provisions hereof.

5. Governing Law. This General Release shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without giving effect to the provisions, policies or principles thereof concerning conflict of laws).

IN WITNESS WHEREOF, the undersigned have signed this General Release this      day of                  2010.

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

LEHMAN BROTHERS BANCORP INC.

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC.

By:
Name:
Title:

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE SARL

By:
Name:
Title:

[Signature pages continue]

3

LEHMAN BROTHERS SPECIAL FINANCING INC.

By:
Name:
Title:

4

ATTACHMENT A

(to General Release)

1. The Claims asserted in paragraphs 16 and 17 (under the heading “Ginnie Mae Reverse Mortgages”) except with respect to liabilities for participation balances accrued on or before the Filing Date, or paragraph 21 (under the heading “MetLife Loans”) of the proof of claim dated September 22, 2009 filed by Aurora in the Chapter 11 Cases.

2. The Settlement Agreement, dated as of February 27, 2009, among LBHI, Bancorp, Aurora and ALS.

3. The Agreement, dated as of March 31, 2009, among LBHI, Bancorp, Aurora and ALS (relating to excess servicing fees).

4. The Contribution and Assignment Agreement, dated as of March 31, 2009, between LBHI, Bancorp, Aurora and ALS.

5. Investor Services Agreement, dated as of April [__], 2010, between LBHI and ALS, which replaced the Master Servicing Agreement between Lehman Capital, a Division of Lehman Brothers Holdings Inc., Owner, and Aurora Loan Services Inc. (n/k/a Aurora Loan Services LLB) dated as of February 1, 1999.

6. Flow Servicing Agreement dated as of May 1, 2006, between Lehman Brothers Bank, FSB (n/k/a Aurora Bank FSB), as servicer, and Lehman Brothers Holdings Inc., as owner, related to servicing of commercial mortgage loans, as such agreement may be amended, modified or restated from time to time.

7. Flow Sub-Servicing Agreement dated as of December 1, 2005, between Lehman Brothers Holdings Inc., as Owner, and Lehman Brothers Bank, FSB (n/k/a Aurora Bank FSB) and Aurora Loan Services LLC, as servicer, related to servicing of residential mortgage loans, as such agreement may be amended, modified or restated from time to time.

8. Master Repurchase Agreement dated as of March 16, 2009, between LBHI and Aurora, as such agreement may be amended or modified from time to time.

9. Receivables Loan Agreement and related documents dated as of October 1, 2009, between Aurora Advance Receivables I LLC, Aurora Loan Services LLC and LBHI.

10. The Unsettled Claims

11. Any claims against 745 LLC.

Exhibit C

Form of

GENERAL RELEASE

_____________ __, 2010

This GENERAL RELEASE (the “Release”), dated as of ___________ __, 2010, is made by AURORA BANK FSB, a savings bank incorporated under the laws of the United States of America (“Aurora”), and AURORA LOAN SERVICES LLC, a Delaware limited liability company and wholly owned subsidiary of Aurora.

RECITALS:

WHEREAS, Aurora is a wholly owned t subsidiary of Lehman Brothers Bancorp Inc., a Delaware corporation (“Bancorp”), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc., a Delaware corporation (“LBHI”); and

WHEREAS, Aurora and, its wholly owned subsidiary Aurora Loan Services LLC, a Delaware limited liability company (“ALS”), LBHI, Bancorp, Lehman Commercial Paper Inc., a Delaware corporation and wholly owned subsidiary of LBHI (“LCPI”), Luxembourg Residential Properties Loan Finance SARL, a Luxembourg company and indirect wholly owned subsidiary of LBHI (“Luxco”), and Lehman Brothers Special Financing Inc., a Delaware corporation and wholly owned subsidiary of LBHI (“LBSF”), are parties to that certain Settlement Agreement, dated as of ____________ __, 2010 (the “Settlement Agreement”); and

WHEREAS, the Settlement Agreement provides for Aurora to enter into this Release for the benefit of LBHI and the persons identified below; and

WHEREAS, capitalized terms used herein have, unless otherwise defined herein, the meanings provided by the Settlement Agreement;

NOW, THEREFORE, in consideration of the premises and agreements contained in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Aurora hereby agrees as follows:

1. General Release. Effective as of the Closing Date, each of Aurora and ALS, for itself and for all subsidiaries of Aurora other than BNC Mortgage, LLC, and for their respective predecessors, successors, assigns, subrogees, agents and representatives, and the heirs, executors, administrators and assigns thereof in their capacities as such (collectively, the “Releasing Parties”), hereby unequivocally, irrevocably and unconditionally releases, remises, acquits, and forever discharges, waives and renounces, for the benefit of each of LBHI, Bancorp, LCPI, Luxco, and LBSF, and their respective predecessors, successors and assigns (collectively, the “Released Parties”), as the case may be, from and of, and hereby covenants not to sue or institute or prosecute or aid in the institution or prosecution of any action or suit (at law, in equity or otherwise) against any of the Released Parties with respect to, any and all actions, suits and causes of action, at law or in equity, based on contract, tort (including, without limitation, gross negligence or intentional misconduct), statute or otherwise, debts, commissions, duties, fees, liens, commitments, contracts, agreements, promises, claims, demands, damages, losses, costs, expenses, liabilities and obligations (whether pecuniary or not, including obligations to perform or forebear from performing acts or services), of any kind or nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undetermined, which such Releasing Party has, ever had or hereafter can, shall or may have from the beginning of time against any Released Party and that has arisen or hereafter may arise out of or by reason of actions, omissions or events occurring, or circumstances existing, on or prior to March 31, 2010, including but not limited to those matters covered by the proofs of claim filed by Aurora or ALS in the cases (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the U.S. Code commenced by LBHI, LCPI, Luxco, LBSF and affiliated debtors in the U.S. Bankruptcy Court for the Southern District of New York (Case No. 08-13555 (JMP) (Jointly Administered) (collectively, “Claims”), except for the Claims (including the agreements and instruments) identified on Attachment A hereto and any Claims arising out of or by reason of actions or omissions occurring, or circumstances existing, not known to Aurora (including ALS and the other subsidiaries of Aurora) on the date hereof. For the avoidance of doubt, it is understood and agreed that the Releasing Parties are not releasing hereunder any claims (whether now existing or hereafter arising) against the Released Parties arising under the Settlement Agreement or any agreement, instrument or document referred to in the Settlement Agreement as implementing the provisions of the Settlement Agreement (including, without limitation, the New TAA) or any claims arising out of any acts or omissions or events occurring, or circumstances first coming about, after March 31, 2010.

2. Complete Defense; Expungement of Proofs of Claim. This Release shall constitute a complete defense to any Claim released pursuant to Section 1 above. Aurora and ALS hereby agree that the proofs of claim they have filed in the Chapter 11 Cases (other than the portion of the proofs of claim identified on Attachment A hereto) shall be expunged. Aurora and ALS shall execute such instruments or other documents as LBHI may reasonably request to reflect or confirm the expungement of such proofs of claim. That any matter is released hereunder shall not be construed as an admission on the part of any Released Party of any liability with respect thereto.

3. Representations. Aurora acknowledges, agrees and represents, on behalf of itself and its subsidiaries, that (i) it has not assigned any Claim or potential Claim against any of the Released Parties to any other person and (ii) it has been advised by its legal counsel with respect to, and has negotiated and agreed upon, this General Release and hereby expressly waives any rights it has under any applicable law to maintain any Claim with respect to the matters set forth herein.

2

4. Third-Party Beneficiaries. Each of the Released Parties shall be deemed a third-party beneficiary of this General Release and shall be entitled to enforce the provisions hereof.

5. Governing Law. This General Release shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without giving effect to the provisions, policies or principles thereof concerning conflict of laws).

IN WITNESS WHEREOF, the undersigned have signed this General Release this      day of                  2010.

AURORA BANK FSB

By:
Name:
Title:

AURORA LOAN SERVICES LLC

By:
Name:
Title:

3

ATTACHMENT A

(to General Release)

1. The Claims asserted in paragraphs 16 and 17 (under the heading “Ginnie Mae Reverse Mortgages”) , except with respect to liabilities for participation balances accrued on or before the Filing Date, and paragraph 21 (under the heading “MetLife Loans”) of the proof of claim dated September 22, 2009 filed by Aurora in the Chapter 11 Cases.

2. The Settlement Agreement, dated as of February 27, 2009, among LBHI, Bancorp, Aurora and ALS.

3. The Agreement, dated as of March 31, 2009, among LBHI, Bancorp, Aurora and ALS (relating to excess servicing fees).

4. The Contribution and Assignment Agreement, dated as of March 31, 2009, between LBHI, Bancorp, Aurora and ALS.

5. Investor Services Agreement, dated as of April [__], 2010, between LBHI and ALS, which replaced the Master Servicing Agreement between Lehman Capital, a Division of Lehman Brothers Holdings, Inc., Owner, and Aurora Loan Services Inc. (n/k/a Aurora Loan Services LLB) dated as of February 1, 1999.

6. Flow Servicing Agreement dated as of May 1, 2006, between Lehman Brothers Bank, FSB (n/k/a Aurora Bank FSB), as servicer, and Lehman Brothers Holdings Inc., as owner, related to servicing of commercial mortgage loans, as such agreement may be amended, modified or restated from time to time.

7. Flow Sub-Servicing Agreement dated as of December 1, 2005, between Lehman Brothers Holdings Inc., as Owner, and Lehman Brothers Bank, FSB (n/k/a Aurora Bank FSB) and Aurora Loan Services LLC, as servicer, related to servicing of residential mortgage loans, as such agreement may be amended, modified or restated from time to time.

8. Master Repurchase Agreement dated as of March 16, 2009, between LBHI and Aurora, as such agreement may be amended or modified from time to time.

9. Receivables Loan Agreement and related documents dated as of October 1, 2009, between Aurora Advance Receivables I LLC, Aurora Loan Services LLC and LBHI.

The Unsettled Claims

Any claims against 745 LLC

Exhibit D

[Form of Capital Maintenance Agreement to be attached]

CAPITAL MAINTENANCE AGREEMENT

THIS CAPITAL MAINTENANCE AGREEMENT (“Agreement”) is entered into the _____________________ day of _______________, 2010 (to be effective as provided in Article IV below as of the “Effective Date”); by and among AURORA BANK FSB (the “FSB”), a federal savings association with its home office in Wilmington, Delaware; LEHMAN BROTHERS BANCORP INC.(the “Parent”), a Delaware corporation with its principal place of business in New York, New York; LEHMAN BROTHERS HOLDINGS INC. (the “Ultimate Parent”), a Delaware corporation with its principal place of business in New York, New York; and the OFFICE OF THRIFT SUPERVISION (the “OTS”).

RECITALS

WHEREAS, the FSB is a wholly -owned subsidiary of the Parent, and an indirect wholly-owned subsidiary of the Ultimate Parent;

WHEREAS, the Ultimate Parent is a debtor in possession in a case under chapter 11 of title 11 of the U. S. Code (the “Bankruptcy Code”) pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), wherein there are also pending chapter 11 cases of certain subsidiaries of Ultimate Parent, which cases of Ultimate Parent and its subsidiaries have been consolidated for administrative purposes only;

WHEREAS, the Ultimate Parent, Parent and the FSB have determined that it is in the best interests of the Ultimate Parent, the Parent and the FSB to ensure that the FSB is able to continue to operate, safely and soundly and in accordance with all applicable laws, regulations and regulatory requirements, as a going concern;

WHEREAS, in order to meet all regulatory capital requirements and carry out its business plans, the FSB may need additional capital from time to time;

WHEREAS, the OTS seeks to ensure that the FSB complies with all of its capital requirements and that the FSB operates in a safe and sound manner; and

WHEREAS, the Ultimate Parent and the Parent may realize the benefits of contributions to the equity capital of the FSB through continued ownership of the Parent’s equity interest in the FSB.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration the sufficiency of which is hereby acknowledged, the OTS, the Ultimate Parent, the Parent and the FSB, intending to be legally bound, do hereby agree as follows:

ARTICLES

CONSTRUCTION OF AGREEMENT.

As this Agreement applies to FSB and Parent, it shall constitute a binding and enforceable “written agreement” entered into with an agency within the meaning and for purposes of Section 8 of the Federal Deposit Insurance Act (“FDIA”), as amended (12 USC § 1818). As this Agreement applies to the Ultimate Parent, it shall not constitute such a “written agreement” and shall not be enforceable pursuant to Section 8 of the FDIA, but shall (when effective in accordance with Article IV below) constitute a binding post-petition agreement and obligation of Ultimate Parent, enforceable as a Section 507(a)(2) claim in a proceeding under Chapter 11 of the Bankruptcy Code and as a priority claim in a Chapter 7 proceeding, should there be a conversion from Chapter 11 of the Bankruptcy Code.

This Agreement shall not be construed as a “written agreement, order, capital directive or prompt corrective action directive issued by OTS” requiring the FSB “to meet and maintain a specific capital level” for purposes of 12 C.F.R. § 565.4.

CAPITAL ASSURANCES AND DISPOSITION OF FSB.

Subject to the required approval referred to in Article IV, during the term of this Agreement and except as otherwise provided herein, the Ultimate Parent and Parent commit and promise to make such capital contributions as may be necessary from time to time to ensure that the FSB has sufficient “core capital” (or “Tier 1 capital”) and “total risk based capital,” as computed in accordance with the rules and regulations of the OTS at 12 C.F.R. Part 567 (“Capital”); so that the FSB maintains: (i) a “Tier 1 (Core) capital” or leverage ratio of at least 11% and (ii) a total risk-based capital ratio of at least 15% (hereinafter the “Minimum Capital Requirement”) during the term of this Agreement.

Subject to the required approval referred to in Article IV, the Ultimate Parent and the Parent agree that if, at any time during the term of this Agreement, the FSB’s Capital level falls below the Minimum Capital Requirement (a “Capital Deficiency”), then the Ultimate Parent and Parent will, within five (5) business days after any of the events referred to in 12 C.F.R. § 565.3(b)(1) or (2) occurs with respect to such Capital Deficiency, contribute additional Capital, in cash, in an amount sufficient to cause the FSB’s Capital to meet the Minimum Capital Requirement; provided that such time period for compliance may be extended, or an alternate form of the capital contribution may be approved, by the appropriate Regional Director of the OTS in the sole discretion of the OTS; and further provided that, in the event the FSB is less than wholly-owned by the Parent or Ultimate Parent, then the Parent shall be entitled, upon its contribution of such additional Capital, to receive from the FSB additional shares of common stock of the FSB having a value equal to the Capital contributed by the Parent at a price per share mutually agreed upon by the Parent and the FSB so as to prevent dilution of the Parent’s interest in the FSB. The Parent and the FSB hereby agree to use reasonable efforts to promptly obtain or provide all corporate, regulatory and other approvals necessary to authorize the issuance of such common stock to Parent.

2

The Ultimate Parent, the Parent, and FSB agree to market, including through one or more investment banking firms, the FSB for sale to close by the end of the eighteen (18) month period following the last day of the month in which the Effective Date occurs (the “Eighteen Month Date”), to an unaffiliated third party whether by stock purchase, merger or a purchase of substantially all assets and assumption of all deposit liabilities (“Disposition Transaction”). If a Disposition Transaction has not been consummated by the Eighteen Month Date, and unless the FSB: (i) is subject to a definitive agreement to consummate a Disposition Transaction with an acquirer that has filed all necessary applications with the appropriate federal banking agency(ies) and is awaiting final approval, and (ii) has sought and obtained a written extension of time beyond the Eighteen Month Date to consummate the Disposition Transaction (“OTS Extension”), then Ultimate Parent and Parent shall within five (5) business days after the Eighteen Month Date, purchase all of the FSB’s assets, other than cash and Cash Equivalents6 , in exchange for cash or Cash Equivalents at a price that is equal to the greater of (i) 111% of FSB’ s total book liabilities (based on mark -to-market accounting pursuant to FAS 159) less the amount of the FSB’s cash and Cash Equivalents that are not purchased or (ii) the book value (based on mark-to-market accounting pursuant to FAS 159) of the assets purchased. OTS may grant or deny a request for an OTS Extension in its sole discretion. Any OTS Extension will establish a revised deadline date by which, if a Disposition Transaction has not been consummated, Ultimate Parent and Parent must purchase the FSB’ s assets pursuant to the formula above, and such deadline shall be binding upon and enforceable against Ultimate Parent and Parent as part of this Agreement.

OTS shall monitor the progress of the disposition efforts required by Article II.C. If at any time after the fifteenth (15th) month following the Effective Date, OTS determines Disposition Transaction is not likely to be consummated by the Eighteen Month Date, it may direct the FSB to file, and FSB shall file with the OTS within fifteen (15) days of delivery of that direction, a plan of dissolution in accordance with 12 C.F.R. § 546.4 and Part 460 of the OTS’ Application Processing Handbook (the “Plan of Dissolution”). The Plan of Dissolution shall detail the FSB’s plans to, inter alia, (i) sell all of its assets to the Parent or Ultimate Parent, other than cash and Cash Equivalents, in exchange for cash or Cash Equivalents, at a price that is equal to the greater of (a) III% of FSB’ s total book liabilities (based on mark-to-market accounting pursuant to FAS 159) less the amount of the FSB’s cash and Cash Equivalents that are not purchased or (b) the book value (based on mark-to-market accounting pursuant to FAS 159) of the assets purchased, by no later than five (5) business days following the Eighteen Month Date

[6]

“Cash Equivalents” means any of the following, to the extent owned by the FSB, Parent or Ultimate Parent free and clear of all liens and having a maturity of not greater than 90 days from the date of issuance thereof: (i) federal funds sold that are reportable on Line SC125 of the Thrift Financial Report (ii) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, and (iii) insured demand deposits in any FDIC-insured depository institution.

3

(which would be automatically extended to the deadline date established in any OTS Extension), (ii) payoff all of its deposit liabilities by no later than ten (10) business days following the Eighteen Month Date (which pay off would be automatically extended to five (5) business days following the deadline date established in any OTS Extension), (iii) terminate its federal deposit insurance, and (iv) return its charter to the OTS. Upon approval of the Plan of Dissolution by the OTS, the FSB shall, and the Ultimate Parent and Parent shall cause the FSB to, promptly comply with the plan.

TERM AND TERMINATION OF AGREEMENT.

The term of this Agreement shall commence on the Effective Date (as defined below) and shall terminate upon the first to occur of (i) the earlier of (A) the time when the Parent no longer has control as herein defined of the FSB or (B) the time following Ultimate Parent’s purchase of all of the FSB’ s assets, when FSB has no deposit liabilities (ii) upon the conversion of the FSB to another form of depository institution charter other than a “savings association” within the meaning of Section 2(4) of the Home Owners Loan Act, as amended (the “HOLA”), or (iii) with the written consent of the parties hereto. For purposes of this Agreement, “control” shall have the meaning set forth at Section 10(a)(2) of the HOLA (12 USC § 1467a(a)(2)), and 12 C.F.R. § 574.4. Without limiting the generality of the foregoing, for the avoidance of doubt, the Parent shall be deemed to control the FSB if the OTS may presume that the Parent controls the FSB pursuant to 12 C.F.R. § 574.4(b), unless the OTS shall have accepted a rebuttal of control submission made by the Parent using the standards set forth in 12 C.F.R. § 574.4(e) to establish an absence of such control.

During the term of this Agreement, without obtaining the prior written approval or non-objection of the OTS, the Parent may not transfer or dispose of voting stock or other securities of the FSB if such transaction would cause the Parent to no longer control the FSB as defined above, and consequently, result in the termination of this Agreement.

REQUIRED APPROVALS.

Each of the Ultimate Parent, Parent and the FSB represent to each other and to OTS that it has obtained all corporate approvals necessary for it to enter into and perform this Agreement. The obligations of the parties hereto to effectuate this Agreement are subject to the approval by the Bankruptcy Court of the performance by Ultimate Parent of this Agreement in connection with the approval by the Bankruptcy Court of the performance by the Ultimate Parent and its subsidiaries that are debtors in possession in the Chapter 11 Cases of the settlement and related transactions between the FSB and its subsidiaries and the Ultimate Parent and its subsidiaries contemplated by the application of FSB to the OTS submitted in accordance with 12 C.F.R. § 563.22 on December 24,2009 (the “Settlement”) and approved by the OTS, of which Settlement this Agreement is a part. Ultimate Parent, Parent and the FSB shall each use their reasonable best efforts to obtain Bankruptcy Court approval of the Settlement, including this Agreement, and the consummation of the transactions contemplated by the Settlement. This Agreement shall become effective on the day the Bankruptcy Court Order approving

4

the Agreement and Settlement becomes final and nonappealable (the “Effective Date”). On the day the Bankruptcy Court Order approving the Agreement and Settlement becomes final and nonappealable, LBHI’s counsel shall so certify in a letter to the Parent, FSB and OTS, which shall be transmitted via electronic and overnight mail.

MODIFICATION OR AMENDMENT OF AGREEMENT.

This Agreement may be modified or amended only by the mutual written consent of the Ultimate Parent, Parent and the FSB and with the prior written approval or non-objection of the OTS.

ASSIGNABILITY OF AGREEMENT.

This Agreement shall not be assigned without the written consent of the Ultimate Parent, the Parent and the FSB and the prior written approval or non- objection of the OTS.

SUCCESSORS IN INTEREST; THIRD PARTY BENEFICIARIES.

This Agreement shall remain in full force and effect against any successors in interest to the Parent and shall inure to the benefit of: (i) the Federal Deposit Insurance Corporation, in the event that it is appointed as conservator or receiver for FSB and (ii) any regulatory successor of the OTS. This Agreement is not intended to, and nothing in this Agreement shall create or be deemed to create, any third party beneficiary rights in any person or entity.

NOTICES

All notices or other communications required hereunder shall be in writing and shall be made by facsimile transmission, with a copy sent via overnight courier to the following persons addressed as follows:

if to the Ultimate Parent, to:	Lehman Brothers Holdings Inc.
1271 Avenue of the Americas
New York, New York 10020
Facsimile: (212)[ __________]
Attn: Corporate Secretary

with a copy to:

Attn.: Douglas Lambert
Facsimile: (646) 285-9203

if to the Parent, to	Lehman Brothers Bancorp Inc.
1271 Avenue of the Americas
New York, New York 10020

5

Facsimile: (212)[__________]
Attn: Corporate Secretary

if to the FSB, to:	Aurora Bank, FSB
1271 Avenue of the Americas
New York, New York 10020
Facsimile: (646) 285-9320
Attn: Chief Executive Officer

if to the OTS, to:	Office of Thrift Supervision
Department of the Treasury
Harborside Financial Center, Plaza 5
Jersey City, New Jersey 07311
Facsimile: (201) 413-7543
Attn: Michael Finn, Regional Director

Such notice or communication shall be deemed to have been given or made as of the date that the notice or communication was sent via facsimile transmission.

COMMITMENT TO THE OTS.

As of the Effective Date, the undertakings of the Ultimate Parent and the Parent in this Capital Maintenance Agreement constitute a commitment by the Ultimate Parent and the Parent to the OTS (and any regulatory successors to the OTS) that the Ultimate Parent and Parent will maintain the Capital of the FSB as provided in this Agreement.

ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements, arrangements, and negotiations between the parties, whether oral or written, with respect to this Agreement are deemed to be merged herein.

GOVERNING LAW; CONSENT TO JURISDICTION.

To the extent that Federal law does not control, this Agreement shall be governed, construed and controlled by the laws of the State of New York without reference to conflicts of laws principles thereof that would otherwise result in the application of the laws of another jurisdiction. Each party, without limiting any party’s right to appeal to final decision any order of the Bankruptcy Court, irrevocably and unconditionally submits, until such time as a transfer of ownership and control of FSB shall have become effective, either pursuant to an approved Plan of Reorganization for Ultimate Parent, or otherwise, or, if no such transfer shall have occurred, until the Chapter 11 case of the Ultimate Parent has been closed, to the exclusive jurisdiction of the Bankruptcy Court to enforce the terms of this Agreement against Ultimate Parent.

6

SEVERABILITY.

If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid or inoperative, then, so far as is reasonable and possible, the remainder of this Agreement shall be considered valid and operative, and effect will be given to the intent manifested by the portion held invalid or inoperative.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

7

IN WITNESS WHEREOF, the parties have executed this Agreement.

Lehman Brothers Holdings Inc.

By:
Name:
Title:

Lehman Brothers Bancorp Inc.

By:
Name:
Title:

Aurora Bank FSB

By:
Name:
Title:

Office of Thrift Supervision

By:
Name:	Michael E. Finn
Title:	Northeast Regional Director

8

Exhibit E

[FORM OF AMENDMENT TO ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT

between

AURORA BANK FSB, f/k/a LEHMAN BROTHERS BANK, FSB,

as Assignor

and

LEHMAN BROTHERS HOLDINGS INC.,

as Assignee

Dated as of

September __, 2009

ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT (this “Assignment Agreement”), made as of this     th day of September, 2009, between Aurora Bank FSB, f/k/a Lehman Brothers Bank, FSB, a federal savings bank (the “Assignor” or the “Bank”), and Lehman Brothers Holdings Inc., a Delaware corporation (the “Assignee”).

WHEREAS, the Assignor from time to time acquired residential mortgage loans for the purpose of selling, transferring, or conveying those mortgage loans to Assignee;

WHEREAS, the Assignee from time to time acquired residential mortgage loans from Assignee for the purpose of investment in those assets;

WHEREAS, the Assignor is a party to (1) Broker Agreements pursuant to which Assignor had acquired certain residential mortgage loans, (2) Indemnification Agreements pursuant to which Assignor and Correspondent Sellers of Assignor and/or Brokers of Assignor are parties, relating to certain residential mortgage loans, and (3) Settlement and/or Release Agreements to which Assignor and Correspondent Sellers of Assignor and/or Brokers of Assignor are parties, relating to certain residential mortgage loans, and Amendments to those Agreements (referred to herein collectively as the “Agreements” and which may be amended from time to time);

WHEREAS, Assignor holds certain asserted and not-yet-asserted statutory and common-law legal claims against third parties relating to the certain residential mortgage loans that it acquired, such as (for purposes of illustration and not limitation) claims for fraud or misrepresentation in the origination of such loans and other tort claims relating to appraisals or other services performed in connection with the origination of such loans (the “Tort Claims”).

WHEREAS, Assignor has sold, transferred and conveyed to Assignee certain loans that Assignor acquired pursuant to Broker Agreements, or which are the subject, in whole or in part, of Indemnification Agreements or Settlement and/or Release Agreements to which Assignor is a party, or which are subject to Tort Claims against third parties (the “Mortgage Loans”);

WHEREAS, in furtherance of Assignor’s sale of the Mortgage Loans to Assignee and of Assignee’s investment purposes in acquiring the Mortgage Loans, Assignor and Assignee have agreed to have Assignor assign, transfer and convey to Assignee rights and remedies under the Agreements and Legal Claims to the extent they relate to the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Assignment of Rights in Agreements.

(a) The Assignor hereby assigns, transfers and conveys to the Assignee all of its rights and remedies in and to the Agreements, including rights in and to any or all promises representations, warranties or covenants made to Assignor in the Agreements to the extent they relate to the Mortgage Loans, along with any or all of the Assignor’s remedies available against other parties to the Agreements for their breach of any promise, representation, warranty or covenant under the Agreements to the extent they relate to the Mortgage Loans.

(b) The Assignee hereby accepts such assignment, and shall be entitled to exercise all such rights and remedies of the Assignor under the Agreements to the extent they relate to the Mortgage Loans as if the Assignee had been a party to each such agreement.

(c) The Assignor shall have the right to enforce, amend, modify or terminate the Agreements without the joinder of the Assignee to the extent they relate to mortgage loans not conveyed to the Assignee; provided, however, that such enforcement, amendment, modification or termination shall not affect or be binding on the Assignee or the Mortgage Loans.

Section 2. Assignment of Tort Claims.

(a) The Assignor hereby assigns, transfers and conveys to the Assignee all of its rights and remedies in and to all claims and causes of action against third parties, whether arising out of statute, common law, administrative law or other legal authority, to the extent such claims and causes of action relate to the origination of the Mortgage Loans or Assignor’s acquisition and/or purchase of the Mortgage Loans.

(b) The Assignee hereby accepts such assignment, and shall be entitled to exercise all such rights and remedies of the Assignor against third parties as they relate to the Mortgage Loans.

Section 3. Governing Law.

THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4. Notices.

Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, to: (i) in the case of the Assignor, Aurora Bank FSB, ______________________________________________, or such other address as may hereafter be furnished by the Assignor; and (ii) in the case of the Assignee, Lehman Brothers Holdings Inc., ____________________________________________________, or such other address as may hereafter be furnished by the Assignee.

2

Section 5. Counterparts.

This Assignment Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

Section 6. Binding Nature of Agreement; Assignment.

This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7. Headings Not to Affect Interpretation.

The headings contained in this Assignment Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 8. Benefits of Agreement.

Nothing in this Assignment Agreement, express or implied, shall give to any person, other than the parties to this Assignment Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Assignment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the day and year first above written.

AURORA BANK FSB

By:
Name:
Title:

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

3

Exhibit F

•	The claims, agreements and instruments identified on Attachment A to the forms of general release attached to the Agreement as Exhibit C.

Schedule A

PRIVATE SERVICING RIGHTS TO BE TRANSFERRED TO ALS

(Pursuant to Section 2(a)(B))

Note: Identification is as provided on ALS’s books and records as servicer.

Pledged to Aurora Bank	Deal
NonPledged	E13 FNMA 2005-W1
NonPledged	F36 E-TRADE 2006-1
NonPledged	F49 E-TRADE
NonPledged	M49 FNGT 2002-T12
Pledged	C01 SAIL 2004-3
Pledged	C21 SAIL 2004-3
Pledged	C49 SAIL 2004-3
Pledged	C4E LXS 2005-1
Pledged	C4R LXS 2005-3
Pledged	C5B LXS 2005-6
Pledged	C5R LXS 2006-1
Pledged	C5U LXS 2006-3
Pledged	C5Y LXS 2006-5
Pledged	C69 SAIL 2004-3
Pledged	C6E LXS 2006-8
Pledged	C6H LXS 2006-9
Pledged	C6M LXS 2006-11
Pledged	C6S LXS 2006-13
Pledged	C6W LXS 2006-15
Pledged	C7E LMT 2006-8
Pledged	C7H LXS 2006-20
Pledged	C7L LMT 2006-9
Pledged	C7Q LXS 2007-1
Pledged	C7T LXS 2007-3
Pledged	C87 SASCO 2004-23XS
Pledged	C8M SARM 2007-5
Pledged	C8X SARM 2007-10
Pledged	C93 SASCO 2005-2XS
Pledged	C94 SAIL 2004-3
Pledged	C9F LMT 2007-10
Pledged	C9H LXS 2007-18N

Pledged	C9J SARM 2007-9
Pledged	C9L SARM 2007-11
Pledged	E24 SAIL 2004-3
Pledged	E36 SASCO 2005-9XS
Pledged	E37 SASCO 2005-10
Pledged	E38 SASCO 2005-11H
Pledged	E44 BANKOFAMERICA 2005 - 4
Pledged	E49 SASCO 2005-14
Pledged	E63 SASCO 2005-15
Pledged	E68 LXS 2005-2
Pledged	E74 SASCO 2005-16
Pledged	E92 LXS 2005-4
Pledged	E94 SASCO 2005-17
Pledged	E97 LMT 2005-1
Pledged	F04 LMT 2005-2
Pledged	F06 LXS 2005-8
Pledged	F12 LMT 2005-3
Pledged	F14 LXS 2005-10
Pledged	F23 LMT 2006-1
Pledged	F28 SASCO 2006-3H
Pledged	F33 LMT 2006-2
Pledged	F44 LXS 2006-7
Pledged	F66 LMT 2006-5
Pledged	F72 LMT 2006-6
Pledged	F78 LMT 2006-7
Pledged	F79 LXS 2006-17
Pledged	F86 LXS 2006-19
Pledged	F98 LMT 2007-1
Pledged	H05 LMT 2007-2
Pledged	H10 LXS 2007-5H
Pledged	H11 LMT 2007-3
Pledged	H16 DLJ 2007-1
Pledged	H18 LMT 2007-4
Pledged	H19 LXS 2007-6
Pledged	H39 LMT 2007-5 660
Pledged	H40 LMT 2007-5 660
Pledged	H41 LXS 2007- 7N
Pledged	H42 LXS 2007-8H
Pledged	H43 LXS 2007-9
Pledged	H48 LXS 2007-11
Pledged	H50 LXS 2007- 10H

2

Pledged	H51 LMT 2007-6
Pledged	H56 LXS 2007-14H
Pledged	H58 LMT 2007-7
Pledged	H60 LMT 2007-8
Pledged	H61 LXS 2007-16N
Pledged	H62 LXS 2007-17H
Pledged	H68 LMT 2007-9 660
Pledged	H73 LMT 2007-9 660
Pledged	H76 LXS 2007-20N
Pledged	H81 LMT 2007-10
Pledged	H87 LMT 2008-2
Pledged	H89 LMT 2008-2
Pledged	J29 SARM 2008-1
Pledged	J47 SARM 2008-2
Pledged	J63 WACHOVIA 2009-1
GMAC - NonPledged	GPMF 2006-AR4
GMAC - NonPledged	GPMF 2006-AR5
GMAC - NonPledged	GPMF 2006-AR6
GMAC - NonPledged	GPMF 2006-AR7
GMAC - NonPledged	GPMF 2006-AR8
GMAC - NonPledged	GPMF 2007-AR1
GMAC - NonPledged	GPMF 2007-AR2
GMAC - NonPledged	LXS 2006-10N
GMAC - NonPledged	LXS 2006-12N
GMAC - NonPledged	LXS 2006-18N
GMAC - NonPledged	LXS 2006-4N
GMAC - NonPledged	LXS 2006-GP1
GMAC - NonPledged	LXS 2006-GP2
GMAC - NonPledged	LXS 2006-GP3
GMAC - NonPledged	LXS 2006-GP4

3

GMAC - NonPledged	LXS 2007-15N
GMAC - NonPledged	SAS 2007-GEL1
GMAC - NonPledged	SAS 2007-GEL2

4